UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Soliciting Material under §240.14a-12

Gibraltar Industries, Inc. (Name of Registrant as Specified In Its Charter)

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Notice of 2024 Annual Meeting of Stockholders and Proxy Statement

April 1, 2024
Dear Fellow Stockholders of Gibraltar:
We are pleased to invite you to the 2024 Annual Meeting of Stockholders of Gibraltar Industries, Inc. to be held on Wednesday, May 1, 2024 at 11:00 A.M., Eastern Time, in a virtual format at www.virtualshareholdermeeting.com/ROCK2024.
The Annual Meeting is critical to our corporate governance process and to affirming the direction of our Company. The accompanying Proxy Statement provides you with important information about our Board of Directors and executive officers. Additionally, the Proxy Statement informs you of steps we are taking to fulfill our responsibilities to you as a stockholder.
The accompanying Proxy Statement provides you with information relating to the proposals that require your vote. If you hold shares through a brokerage firm, please note that your broker cannot vote on most of the proposals to be acted on at the Annual Meeting without your instruction. Your vote is very important to us and we encourage you to vote promptly using one of the voting methods described in the accompanying Proxy Statement. Our Board of Directors recommends that stockholders vote FOR all proposals.
On behalf of our management team and our Board of Directors, we want to thank you for your continued support and confidence in Gibraltar Industries, Inc.

Sincerely,

William T. Bosway Chairman of the Board, President and Chief Executive Officer	Atlee Valentine Pope Lead Independent Director

We advance the art and science of making and celebrate the people that make life better.

3556 Lake Shore Road PO Box 2028 Buffalo, New York 14219-0228 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 1, 2024, at 11:00 A.M., Eastern Time (the “2024 Annual Meeting”). The 2024 Annual Meeting will be held in virtual meeting format. You can attend the 2024 Annual Meeting online, vote your shares electronically and submit your questions during the meeting, by visiting www.virtualshareholdermeeting.com/ROCK2024. You will need to have the 16-digit control number included on your proxy card, or in the instructions that accompanied your proxy materials by the method you consented or elected to receive for delivery. The 2024 Annual Meeting will be held for the following purposes:
1.Election of seven Director nominees named in the accompanying proxy statement, each to hold office for a one-year term until the 2025 Annual Meeting or until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service.
2.Advisory approval of the Company's executive compensation (the "Say-on-Pay" vote).
3.Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.
4.Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on March 18, 2024, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2024 Annual Meeting or any adjournment or postponement thereof.
Even if you plan to participate in the 2024 Annual Meeting, please promptly vote in advance of the meeting by following the instructions in the proxy card or voting instruction form. Voting in advance of the 2024 Annual Meeting does not deprive you of your right to virtually attend the 2024 Annual Meeting and to vote your shares electronically during the meeting.

By Order of the Board of Directors

Katherine E. Bolanowski General Counsel, Vice President and Secretary
Buffalo, New York
April 1, 2024

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held May 1, 2024
The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the fiscal year 2023 Annual Report are available at www.proxyvote.com.

1	PROXY SUMMARY
6	PROPOSAL 1 - ELECTION OF DIRECTORS
12	CORPORATE GOVERNANCE
21	CORPORATE SOCIAL RESPONSIBILITY
24	COMPENSATION OF DIRECTORS
26	DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
27	PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
29	COMPENSATION DISCUSSION AND ANALYSIS
29	Executive Summary
30	Say-on-Pay Vote Results and Response
31	Compensation Philosophy and Pay-for-Performance
33	Distinguishing Awarded Compensation from Realized Compensation
35	Design of the Compensation Program
37	Elements of Our Compensation Program
43	Long-Term Incentive Compensation Grant Practices
43	Clawback Policy
44	Executive Stock Ownership Policy
44	Hedging and Pledging Company Securities Policy
44	Tax Considerations
45	COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
46	COMPENSATION OF EXECUTIVE OFFICERS
46	Summary Compensation Table for 2023, 2022, and 2021
47	Grants of Plan-Based Awards in 2023
48	Outstanding Equity Awards at Fiscal Year End 2023
49	Option Exercises and Stock Vested in 2023
49	Non-qualified Deferred Compensation
50	Pay Ratio
50	Pay Versus Performance
54	Potential Payments on Termination or Change in Control
58	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
60	PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
60	INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
61	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
62	AUDIT AND RISK COMMITTEE REPORT
63	ADDITIONAL INFORMATION
64	EQUITY COMPENSATION PLAN INFORMATION
65	OTHER MATTERS
65	STOCKHOLDERS' PROPOSALS
66	HOUSEHOLDING OF ANNUAL MEETING MATERIALS
66	AVAILABILITY OF FISCAL YEAR 2023 ANNUAL REPORT
A-1	APPENDIX A - NON-GAAP MEASUREMENTS

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this Proxy Statement for the 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting") of Gibraltar Industries, Inc. (the "Company", "Gibraltar", "we", "us" and "our"). You should read the entire proxy statement before voting. For more complete information regarding the performance of Gibraltar for the fiscal year ended December 31, 2023 ("fiscal year 2023"), you should review Gibraltar's annual report on Form 10-K for fiscal year 2023.
We intend to deliver to our stockholders of record the Notice of Annual Meeting of Stockholders and this proxy statement on or about April 1, 2024.

ABOUT THE 2024 ANNUAL MEETING

WHEN	WEBCAST	RECORD DATE

Wednesday, May 1, 2024 11:00 a.m. (Eastern Time)	www.virtualshareholdermeeting.com/ROCK2024	March 18, 2024

YOUR VOTE IS IMPORTANT
Whether or not you plan to participate in the Annual Meeting, we urge you to carefully review the applicable proxy materials and follow the instructions below to cast your vote promptly on all of the proposals.

The following proposals will be addressed at the Annual Meeting.

Proposal		Board of Directors Recommendation	Reasons for Board of Directors Recommendation	More Information

1	Election of Directors	FOR each nominee	The Board of Directors and Nominating, Governance and Corporate Social Responsibility Committee believe that the seven Board of Directors candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	Page 6

2	Advisory approval of the Company’s executive compensation (Say-on-Pay)	FOR	The Board of Directors believes that the Company’s executive compensation programs demonstrate the continuing focus by the Company on a pay for performance philosophy.	Page 27

3	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR	Based on the Audit and Risk Committee’s assessment of Ernst & Young’s qualifications and performance, the Board of Directors and the Audit and Risk Committee believe that its retention for fiscal year 2024 is in the best interests of the Company.	Page 60

2024 PROXY STATEMENT 1

PROXY SUMMARY

The following sets forth the methods by which you may vote for purposes of the Annual Meeting.

BY INTERNET
Before The Meeting - Go to www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2024 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/ROCK2024. You may attend the meeting via the internet and vote during the meeting. Have your 16-digit control number in hand and follow the instructions.

BY TELEPHONE	Call the telephone number listed on your proxy card or voting instruction form.

BY MAIL	Sign, date and return your proxy card or voting instruction form to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

About Gibraltar

Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar's mission is to make life better for people and the planet, fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in sustainable power, comfortable and efficient living, and productive growing throughout North America. Furthermore, Gibraltar strives to create compounding and sustainable value for its stockholders and stakeholders with strong and relevant leadership position in higher growth, profitable end markets focused on addressing some of the world's most challenging opportunities.

Fiscal Year 2023 Company Performance

In 2023, we continued delivering value to our stockholders and stayed focused on key initiatives and our three-pillar strategy. We expanded our market leadership positions, continued to improve our quality of earnings, and generated strong cash flow. Our Residential and Infrastructure businesses delivered solid growth and strong margin expansion, and Renewables delivered excellent margin expansion despite ongoing industry headwinds impacting revenue. Highlights of Gibraltar's 2023 performance and earnings per share ("EPS") in accordance with generally accepted accounting principles in the United States ("GAAP") and adjusted include:

NET SALES	GAAP EPS	ADJUSTED EPS
$1.4B	$3.59	$4.11

net sales flat from $1.4B in 2022	increased 40% from $2.56 in 2022	increased 21% from $3.40 in 2022

For the year, GAAP and adjusted operating income grew by 34% and 16%, respectively, and adjusted EBITDA grew 15% on essentially flat sales. Through solid margin expansion and improvement in working capital, we generated $218 million of operating cash flow and a free cash flow rate to net sales of 15%.
In the fourth quarter of 2023, all four of our segments contributed net sales growth, demonstrating solid momentum going forward and bookings strength resulted in backlog being up 10% as we closed out 2023. As well, our recent acquisition in Residential executed to plan, and during the fourth quarter of 2023, we further optimized our portfolio by divesting our small, non-strategic solar business located in Japan.

PROXY SUMMARY

Board Diversity Matrix (as of April 1, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Executive Compensation Highlights

The target annual compensation in fiscal year 2023 for William T. Bosway, the Company's President and Chief Executive Officer, consisted of base salary, target annual management incentive compensation plan (including target matching RSUs under the Company's 2018 Management Stock Purchase Plan), target performance stock units ("PSUs"), time-vested restricted stock units ("RSUs"), and other compensation of 401(k) match, health reimbursement account contributions, personal use of Company auto and tax planning. Mr. Bosway's target pay mix for fiscal year 2023 is set forth in the chart.
The actual earnings under the performance-based components for Mr. Bosway and our other named executive officers for fiscal year 2023 were as follows:

Annual Management Incentive Compensation Plan ("MICP")
The named executive officers received greater than target under the annual MICP as the Company exceeded the targeted levels for 2023 of the annual MICP metrics (adjusted net sales, adjusted EPS, and days working capital). The actual payout percentage was 116.7% for 2023. There were no adjustments made to the performance targets established by the Compensation and Human Capital Committee in early 2023.

Named Executive Officer	Potential Payout At Target	Actual
		Payout Percentage	Payout At Actual
William T. Bosway	$1,020,000	116.7%	$1,190,340
Timothy F. Murphy	$283,853	116.7%	$331,257
Janet A. Catlett	$102,667	116.7%	$119,812
Katherine E. Bolanowski	$135,332	116.7%	$157,933
Jeffrey J. Watorek	$64,375	116.7%	$75,126
2024 PROXY STATEMENT 3

PROXY SUMMARY

2023 PSUs
The named executive officers received greater than target for 2023 as the Company exceeded the targeted level for return on invested capital ("ROIC") for the 2023 performance period. The actual 2023 PSUs achievement was 200% of target for 2023. There were no adjustments made to the performance targets established by the Compensation and Human Capital Committee in early 2023.

Named Executive Officer	Target Compensation from PSU Awards	Actual
		Percentage of PSUs Earned	Earned Compensation from PSU Awards
William T. Bosway	$1,912,457	200%	$3,824,914
Timothy F. Murphy	$473,051	200%	$946,102
Janet A. Catlett	$179,661	200%	$359,322
Katherine E. Bolanowski	$154,655	200%	$309,310
Jeffrey J. Watorek	$154,495	200%	$308,990

Compensation Governance Focused on Pay-for-Performance

What We Do	What We Don’t Do

Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	X	Have single-trigger change-in-control agreements
Set performance goals for stock-based incentives on ROIC based in part on consultation with significant stockholders	X	Provide double-trigger change-in-control cash benefits greater than 275% of cash compensation
Limit the maximum payout that can be received in our annual cash incentive plan to 200% of target	X	Maintain a supplemental executive retirement plan
Require our directors and executive officers to satisfy stock ownership guidelines	X	Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
Engage in a rigorous target-setting process and use multiple performance metrics for the annual cash incentive plan	X	Provide excise tax gross-ups upon a change in control
Maintain a Clawback Policy that applies to our named executive officers	X	Provide tax gross-ups on executive benefits and perquisites
Reasonable use of executive perquisites	X	Grant discounted stock options or reload or re-price stock options without stockholder approval
Focus on mitigating undue risk in compensation programs	X	Provide guaranteed base salary increases or bonus payments to executives

PROXY SUMMARY

Governance Highlights (1)

Annual Election of All Directors	Yes	Annual Board and Committee Self-Evaluations	Yes
Average Age of Directors (Years)	62	Risk Oversight by Full Board and Committees	Yes
Average Director Tenure (Years)	5	Stock Ownership Guidelines for Non-Employee Directors and Executive Officers	Yes
Percentage of Women on Board (%)	43%	Anti-Hedging and Anti-Pledging Policies	Yes
Percentage of Racial/Ethnic Diversity on Board (%)	29%	Clawback Policy	Yes
Separate Chair and CEO	No	Annual Advisory Approval of Executive Compensation	Yes
Independent Lead Director	Yes	Poison Pill	No
Classified Board	No

(1) Years and percentages calculated based on directors standing for election at 2024 Annual Meeting.

2024 PROXY STATEMENT 5

PROPOSAL 1 - ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen directors. The number of directors may be changed at any time by resolution of the Board of Directors. Our Certificate of Incorporation also requires annual election of directors. Currently, our Board of Directors has eight directors and following the Annual Meeting, our Board of Directors will have seven directors.
At the Annual Meeting, seven directors shall be elected to hold office for a one-year term expiring in until the 2025 Annual Meeting or until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service. Following the recommendation by the Nominating, Governance and Corporate Social Responsibility Committee, the Board of Directors has nominated Mark Barberio, William Bosway, Gwendolyn Mizell, Linda Myers, James Nish, Atlee Valentine Pope, and Manish Shah for re-election. Following his determination to retire from serving on the Board of Directors, Craig Hindman is not standing for re-election at the Annual Meeting. The Board of Directors has determined that all nominees, other than Mr. Bosway, our Chairman of the Board, President and Chief Executive Officer, are independent directors under the applicable independence standards of the Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC").
Unless instructions to the contrary are received, the persons named as proxies in the attached proxy card intend to vote the shares represented by proxies FOR the election of all nominees as directors, each of whom has consented to serve as a director if elected. If any nominee becomes unavailable for election for any reason, the Board of Directors may designate a substitute nominee and the persons named as proxies intend to vote the shares represented by the proxies solicited herewith for such other person or persons as the Board of Directors shall designate. Alternatively, the Board of Directors may reduce its size.
The Board of Directors believes that directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishment, and a commitment to participation in board activities. In recommending the nominees for re-election, the Company's Nominating, Governance and Corporate Social Responsibility Committee considers qualified candidates who will provide the Board of Directors with dedicated service, strong business-related skills and experience, and diversity, as such qualifications are described below under the caption "Director Nomination Process." The table below summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board of Directors as a whole. The Nominating, Governance and Corporate Social Responsibility Committee considered these qualifications in determining to recommend to the Board of Directors that the current directors be nominated for re-election. This high-level summary is not intended to be an exhaustive list of each director nominee's skills or contributions to the Board of Directors. No individual experience, qualification, or attribute was solely determinative in the Board of Directors' decision to re-elect any of the seven nominees.

Director Nominee	Director Since	Number of Other Public Boards	Backgrounds and Skills
			SL	G	C	HC	F	L	M	O	PM	D
Mark G. Barberio *	2018	Two	●	●		●	●			●	●
William T. Bosway	2019	One	●		●	●			●	●	●
Gwendolyn G. Mizell *	2021	None	●		●	●			●	●
Linda K. Myers *	2020	One	●	●	●	●	●	●
James B. Nish *	2015	One	●	●	●		●			●	●
Atlee Valentine Pope *	2020	None	●	●		●	●		●	●	●
Manish H. Shah *	2021	None	●	●	●		●			●	●	●

* Independent Director
SL	Senior Leadership	HC	Human Capital	M	Marketing	PM	Portfolio Management
G	Governance	F	Finance	O	Operations	D	Digital
C	Corporate Social Responsibility	L	Legal

PROPOSAL 1 - ELECTION OF DIRECTORS

Director Tenure	Age Distribution	Diversity

0-3 years (2 of 7 director nominees) 4-7 years (4 of 7 director nominees) 8-10 years (1 of 7 director nominees)	age 56-61 (4 of 7 director nominees) age 62-67 (2 of 7 director nominees) age 68-72 (1 of 7 director nominees)	Diverse (4 of 7 director nominees) Female (3 of 7 director nominees) Racially or ethnically diverse (2 of 7 director nominees)

Nominees

The following biographies set forth the business experience during at least the past five years of each director and a brief discussion of the specific experience, qualifications and other attributes that led to the conclusion that each director should continue to serve on the Board of Directors at this time.

MARK G. BARBERIO

Professional Experience:
Mark Barberio has served as a Director of the Company since 2018. He brings to the Board of Directors more than 30 years of senior management and board experience across a variety of industries at both public and private companies. He is and has been principal of Markapital, LLC, a business and M&A consulting firm, since 2013. Prior to forming Markapital, he led Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company, where he served in a variety of positions, including as Co-CEO and CFO.
Other Current Public Board Directorships:
Mr. Barberio was elected to the board of Endo International plc. in February 2020 and in June 2021 was elected Non-Executive Chairman. He is a member of the Audit and Finance Committee, Compensation and Human Capital Committee, Governance and Social Responsibility Committee, the Compliance Committee, and Chairman of the Strategic Planning Committee. Mr. Barberio joined the Extra Space Storage, Inc. board in July 2023 following its merger with Life Storage, Inc., of which he was an independent director from 2015 and Non-Executive Chairman from May 2018 through July 2023. He was a member of the Compensation and Human Capital Committee and Governance, Nominating and Corporate Social Responsibility Committee.
Director Qualifications:
Mr. Barberio’s qualifications to serve on the Board of Directors include his extensive experience as a CEO and CFO in strategy development, finance, operational oversight, real estate, capital markets, acquisitions and investor relations. In addition to the aforementioned directorships, he was a board member of Exide Technologies, a privately-held global energy storage solution company from April 2015 through October 2020. He is also a member of the board of Trustees of Rochester Institute of Technology and Chairman of the Audit Committee.

Director Since: June 2018
Board Committees:
•Audit and Risk
•Capital Structure and
 Asset Management
Age: 61
Background and Skills:
•Senior Leadership
•Governance
•Human Capital
•Finance
•Operations
•Portfolio Management

2024 PROXY STATEMENT 7

PROPOSAL 1 - ELECTION OF DIRECTORS

WILLIAM T. BOSWAY

Professional Experience:
William Bosway has served as President, Chief Executive Officer and a Director of the Company since January 2019, and Chairman of the Board of Directors since January 2022. He joined the Company from Dover Corporation, a diversified global manufacturer, where he was President and Chief Executive Officer of the Refrigeration and Food Equipment Division from June 2016 to December 2018. Prior to joining Dover Corporation, he was employed by Emerson Electric Co., a global manufacturer of industrial, commercial and consumer products, where he held the position of Group Vice President, Solutions & Technology for Emerson Climate Technologies from May 2008 through June 2016.
Other Current Public Board Directorship:
In February 2024, Mr. Bosway was elected as an independent member of the board of Sterling Infrastructure, Inc., a Nasdaq listed corporation specializing in e-infrastructure solutions, transportation solutions, and building solutions. He is a member of the Audit Committee and the Corporate Governance and Nominating Committee of the board of Sterling Infrastructure, Inc.
Director Qualifications:
Mr. Bosway’s qualifications to serve as a member of the Board of Directors include his strong leadership skills and significant experience in driving organic and acquisition growth, his breadth of experience in a variety of global industrial markets, and his proficiency in manufacturing operations.

Chairman of the Board, President and Chief Executive Officer
Director Since: January 2019
Age: 58
Background and Skills:
•Senior Leadership
•Corporate Social
Responsibility
•Human Capital
•Marketing
•Operations
•Portfolio Management

GWENDOLYN G. MIZELL

Professional Experience:
Gwendolyn Mizell has served as a Director of the Company since February 2021. She began her career with Ameren Corporation in 2015 as Director of Diversity and Inclusion and has been promoted through various levels of leadership in Corporate Social Responsibility, Sustainability, Electrification and Innovation. Today, Ms. Mizell is the Senior Vice President, Chief Sustainability, Diversity and Philanthropy Officer of Ameren and she is a member of the Ameren Executive Leadership Team. As the Senior Vice President, Chief Sustainability, Diversity and Philanthropy Officer, Ms. Mizell is responsible for developing and executing sustainability strategy across the company, aligning Diversity Equity and Inclusion and Corporate Philanthropy for maximum community, customer and social impact and regularly reports to the Ameren Board of Directors and its committees. She chairs the Sustainability Executive Steering Committee, a cross-functional team of company leaders, designed to ensure alignment between Sustainability and corporate strategy.
Prior to joining Ameren, Ms. Mizell was President and Chief Executive Officer of GSM Development LLC, a business services firm supporting utilities across the US. Over her career, she has held positions of increasing responsibility with Westinghouse, Siemens, ABB, Calpine and KEMA Corporation. While at Westinghouse, she was responsible for air, water and acoustic compliance for power stations with modified environmental controls systems.
Director Qualifications:
Ms. Mizell’s qualifications to serve on the Board of Directors include her experience in strategy development, ESG, corporate social responsibility, diversity, equity and inclusion and power operations. Ms. Mizell serves on several industry boards (EEI Sustainability Committee (Co-chair) and AABE (Sustainability Committee Chair)) and Community/Non-Profits boards (Cardinal Ritter College Prep, The Scholarship Foundation, St. Loius County Workforce Investment Board and Archway (MO) Chapter of the Links, Inc.). Savoy Maganize recognized Ms. Mizell as one of 2022's Most Influential Black Executives in Corporate America.

Director Since: February 2021
Board Committees:
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 62
Background and Skills:
•Senior Leadership
•Corporate Social
Responsibility
•Human Capital
•Marketing
•Operations

PROPOSAL 1 - ELECTION OF DIRECTORS

LINDA K. MYERS

Professional Experience:
Linda Myers has served as a Director of the Company since February 2020. Ms. Myers retired in February 2022 from Kirkland & Ellis LLP (“Kirkland”), a law firm with a national and international presence, where she was employed since 1994. Ms. Myers was a member of Kirkland's Global Management Committee from 2010 to 2020 and has 3 decades of experience advising clients. As a senior partner and one of the original members of Kirkland's Debt Finance Practice Group, Ms. Myers’ focused on transactions for private equity groups, commercial lending institutions and major private and public companies. Additionally, Ms. Myers has served on several management committees at Kirkland, including Audit, Finance, and Associate and Partner Compensation, and served as the Chair of Kirkland’s Administrative Committee from 2009 until her retirement. Ms. Myers serves as a member of the board of directors of several private companies and community and cultural organizations and chairs committees of the boards for some of these organizations including Human Resource/Compensation and Nominating and Membership.
Other Current Public Board Directorships:
In November 2022, Ms. Myers was elected as an independent member of the board of LCI Industries, a NYSE-listed international manufacturer and supplier of components for the recreation and transportation product markets. She is the Chair of the Corporate Governance, Nominating, and Sustainability Committee, and a member of the Risk Committee and the Strategy, Acquisition, and Capital Deployment Committee of the board of LCI Industries.
Director Qualifications:
Ms. Myers’ qualifications to serve on the Board of Directors include her demonstrated leadership skills as head of Kirkland’s Debt Finance Practice Group, her significant experience advising major public and private companies with respect to sophisticated financing transactions, and her wide exposure to issues encountered in the management of a global organization which she has acquired through her many committee memberships at Kirkland. In addition, in January 2024, Ms. Myers was appointed as an independent Non-Executive Director and Chair of the Remuneration Committee of Marex Group plc, a privately-held diversified global financial services platform that in December 2023 filed for an initial public offering in the United States. Ms. Myers also serves Chair of the Board for the National Philanthropic Trust, a Donor Advisory Fund business, and is the Chair of the Executive Committee and member of the Nominating and Governance Committee.

Director Since: February 2020
Board Committees:
•Audit and Risk
•Capital Structure and
 Asset Management
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility (Chair)
Age: 60
Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Human Capital
•Finance
•Legal

2024 PROXY STATEMENT 9

PROPOSAL 1 - ELECTION OF DIRECTORS

JAMES B. NISH

Professional Experience:
James Nish has served as a Director of the Company since 2015. He brings to the Board of Directors over 25 years of investment banking experience serving clients in a variety of international industrial manufacturing markets. Most recently, he led the Mid-Cap Corporate Investment Banking team at J.P. Morgan Chase until his retirement. Prior to that, he was head of the Industrial Manufacturing Group at Bear Stearns, where he worked for 22 years.
Other Current Public Board Directorships:
In February 2024, Mr. Nish was elected to the board of Cadeler A/S, a NYSE-listed company that focuses on marine-based renewable energy by owning and operating wind turbine installation vessels and providing related services that serves offshore wind farm developers and integrated energy companies. Prior to that he was an independent director and served on the board of Eneti, Inc. from 2016 through December 2023 until its merger with Cadeler A/S. He serves as Chairman of the Audit Committee of Cadeler A/S.
Director Qualifications:
Mr. Nish’s qualifications to serve on the Board of Directors include his experiences centered on helping global industrial manufacturing companies accelerate their growth through mergers, acquisitions, and capital market transactions. A Certified Public Accountant, he has extensive experience in accounting, finance, personnel assessments, and served until 2023 as an adjunct professor at Baruch College and Pace University where he taught both undergraduate business and MBA courses. Additionally, he serves on the board of Alert 360, a privately-held home automation company.

Director Since: July 2015
Board Committees:
•Audit and Risk (Chair)
•Capital Structure and
 Asset Management (Chair)
Age: 65
Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Finance
•Operations
•Portfolio Management

ATLEE VALENTINE POPE

Professional Experience:
Atlee Valentine Pope has served as a Director of the Company since February 2020, and Lead Independent Director since January 2022. Ms. Pope served as the Chief Executive Officer of Blue Canyon Partners, Inc. (“Blue Canyon”), a business-to-business growth strategy consulting firm which she co-founded in 1998. Ms. Pope was President of Blue Canyon from its inception in 1998 through 2013 at which time Ms. Pope became Chief Executive Officer. In addition to her responsibilities as Chief Executive Officer of Blue Canyon, Ms. Pope served client firms in the area of global value creation, price realization, and digital strategies. Prior to serving as President of Blue Canyon, Ms. Pope served as an Executive Director of Baker & Company, a privately-held consulting firm which served the automotive and telecommunications industries. Ms. Pope has over 35 years of experience in advising Fortune 500 boards and c-suite executives.
Director Qualifications:
Ms. Pope’s qualifications to serve on the Board of Directors include her demonstrated leadership skills as an executive at Blue Canyon and her significant experience with designing global growth strategies and actions plans.

Lead Independent Director
Director Since: February 2020
Board Committees:
•Audit and Risk
•Capital Structure and
 Asset Management
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 68
Background and Skills:
•Senior Leadership
•Governance
•Human Capital
•Finance
•Marketing
•Operations
•Portfolio Management

PROPOSAL 1 - ELECTION OF DIRECTORS

MANISH H. SHAH

Professional Experience:
Manish Shah has served as a Director of the Company since February 2021. Since September 2022, Mr. Shah has served as Chief Digital Transformation Officer at ServiceNow, an IT service management and workflow automation company. Mr. Shah is and has been the founder and principal member of Gnosis Advisory Group, a business leadership advisory firm, since December 2021. Prior to Gnosis Advisory Group, Mr. Shah served as Senior Vice President and Chief Information Officer of Community Health Systems responsible for patient digital experience across eighty-five hospitals operating in sixteen states from 2013 to 2020. Mr. Shah also oversaw the technology and digital systems development and implementation supporting the Community Health Systems’ various businesses and functions with his primary focus on digital transformation, interoperability exchange, and business intelligence and analytics. Prior to Community Health Systems, Mr. Shah was Senior Vice President of IT Infrastructure for Aurora Health Care.
Director Qualifications:
Mr. Shah’s qualifications to serve on the Board of Directors include his experience in senior leadership and implementation across business systems technology, digital business models, and cyber security. In 2021, Mr. Shah accepted a Board of Trustees role at National Philanthropic Trust and is a member of the Audit and Risk Committee and Human Resource Committee. Mr. Shah was previously a member of The Heritage Healthcare Technology Fund, the Nashville Technology Council, The Center for Medical Interoperability, Google Productivity & Collaboration Customer Advisory Board, and an Advisory Board member for both AT&T and Verizon.

Director Since: February 2021
Board Committees:
•Audit and Risk
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 59
Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Digital
•Finance
•Operations
•Portfolio Management

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES IN PROPOSAL 1

2024 PROXY STATEMENT 11

CORPORATE GOVERNANCE

The Board of Directors is responsible for oversight of management of the business and affairs of the Company with the objective of enhancing stockholder value. The Company has corporate governance practices and policies which the Board of Directors follows with respect to various matters, such as director responsibilities, compensation, and access to management. The Company’s corporate governance documents are available under the Governance Documents section of the Corporate Governance page of the Company’s website at www.gibraltar1.com.
Board Leadership

BOARD CHAIR William T. Bosway has served as President, Chief Executive Officer and a Director of the Company since January 2019, and Chairman of the Board of Directors since January 2022.

LEAD INDEPENDENT DIRECTOR
Atlee Valentine Pope has served as a Director of the Company since February 2020. Chair of the Nominating, Governance and Corporate Social Responsibility Committee from January 2021 to December 2021, and Lead Independent Director since January 2022.

The Board of Directors does not have a policy as to whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined and as such has the authority and flexibility to select the appropriate leadership structure for the Company at the time. Under the Company’s Second Amended and Restated Bylaws, the Chair of the Board presides over meetings of the Board of Directors and meetings of the stockholders, while the CEO has general authority for strategic initiatives involving the business and operational affairs of the Company, subject to the supervision and oversight of the Board of Directors.
Currently, the Company's leadership structure includes the combined role of Chair of the Board and CEO, held by Mr. Bosway. The Board of Directors believes combining the role of Chair of the Board and CEO brings to the Board of Directors important expertise and leadership and enhances decisive strategic direction and strong execution and is in the best interests of the Company and its stockholders at the time. The skills and experience of Mr. Bosway are well suited for the role of Chair, putting the Board of Directors in a strong position to oversee strategy development, understand market developments, and mitigate risk appropriately.
To ensure strong independent leadership on the Board of Directors, under the Company's corporate governance guidelines, if the roles of Chair of the Board and the CEO are combined, the independent directors annually appoint a Lead Independent Director to strengthen the Board of Directors' independent oversight of the policies and strategies of the Company's management. The Company's Lead Independent Director has significant authority in facilitating the Board of Directors' independent oversight of management, with key duties and responsibilities including:
•Preside at all meetings of the Board of Directors at which the Board Chair is not present;
•Collaborate with the Board Chair in determining the need for special meetings of the Board of Directors;
•Call meetings or executive sessions of the independent members of the Board of Directors;
•Preside at all executive sessions of the independent members of the Board of Directors;
•Act as principal liaison between the Board Chair and the independent members of the Board of Directors relating to matters which are not the responsibility of any of the standing committees of the Board of Directors;
•Consult with the Board Chair regarding topics to be considered at Board of Director meetings and information provided with respect to such topics;

CORPORATE GOVERNANCE

•Approve Board of Directors meeting agendas;
•Consult with the Board Chair regarding engagement of consultants by the Board of Directors; and
•Be available for direct communication with major stockholders or other major stakeholders, in consultation with management and the chair of the applicable board committee, as appropriate
The Board of Directors believes that an effective Lead Independent Director, such as Ms. Pope, who has significant and clear delineated responsibilities described above, ensures strong, independent oversight of management and promotes effective governance and board efficiency. The Board of Directors believes that this leadership structure ensures that each director's experience, knowledge and insight is leveraged to provide strategic guidance in a demanding and rapidly changing business environment. In addition, the independent directors of our Board of Directors meet in executive session at each quarterly board meeting and the Lead Independent Director provides feedback on any matters that arise in such executive sessions directly to the Chair and Chief Executive Officer. All of the Board of Directors’ key committees - the Audit and Risk Committee; the Capital Structure and Asset Management Committee; the Compensation and Human Capital Committee; and the Nominating, Governance and Corporate Social Responsibility Committee (collectively the "Committees") - are comprised solely of and led by independent directors.

Board Retirement Policy and Tenure
Our corporate governance guidelines require our non-employee directors to submit an offer to resign from the Board of Directors to the Chair of the Nominating, Governance and Corporate Social Responsibility Committee upon reaching the age of 72, and following each succeeding birthday. We do not have any other tenure limitations, as we believe our retirement policy and succession planning to replace natural turnover achieve the appropriate balance between maintaining long-term directors with deep institutional knowledge and refreshing the Board of Directors with new directors who bring new perspectives and diversity to the Board of Directors. Whenever possible, we structure director retirements and new director appointments to overlap so institutional knowledge can be transferred to new directors.
As of March 18, 2024, the Company's average tenure for directors standing for election is five years of service.

Risk Oversight and Management
The Board of Directors is actively engaged in the oversight of strategies adopted by management for mitigating risks faced by the Company. The effective oversight of risks to which the Company may be exposed requires an understanding of the nature of the risks, the steps management is taking to manage the risks, and a determination of the level of risk which is acceptable to the Company. The involvement of the Board of Directors in reviewing the Company’s enterprise risk management process provides the Board of Directors with the information and analysis, if appropriate, to require changes in the Company’s operations or strategies to reflect the Board of Directors’ determination of the acceptable level of risk for the Company.
Risks may arise in many different areas, including, among many others, business strategy; financial condition; competition for talent; operational efficiency; cybersecurity; quality assurance; environmental, health, and safety; availability of raw materials; supply chain management; reputation; business interruptions or disasters; customer spending patterns; and intellectual property. The Board of Directors believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board of Directors. While the Board of Directors retains ultimate responsibility for oversight of the risks affecting the Company, the Audit and Risk Committee has responsibility for assisting the Board of Directors in the review and oversight of risks affecting the Company and risk management strategies developed by management. In addition, other Committees assist the Board of Directors in overseeing and reviewing risk relating to specific programs. The Compensation and Human Capital Committee reviews compensation program structure and design and the related risks and opportunities. The Nominating, Governance and Corporate Social Responsibility Committee oversees the Company's governance policies, board structure, leadership and independence. In carrying out this critical responsibility, the Board of Directors has implemented an enterprise risk management program designed to:
•Understand the critical risks in the Company's business and strategy and risk mitigation strategies;
•Evaluate the Company’s risk management process and whether it functions adequately;
•Facilitate open communication between management and the Directors; and
•Foster an appropriate culture of integrity and risk awareness.

2024 PROXY STATEMENT 13

CORPORATE GOVERNANCE

The Board of Directors discusses risk in general terms throughout the year at its meetings as well as risks in relation to specific proposed actions. While the Board of Directors oversees the enterprise risk management process, management is responsible for implementing and executing controls designed to limit risk to the level deemed to be acceptable to the Board of Directors. The Company has internal processes and an effective internal control environment which facilitate the identification and management of risks and the quality and effectiveness of the risk related communications with the Board of Directors. These include an enterprise risk management program under the leadership of our Chief Financial Officer and our Vice President of Internal Audit, regular reports from management on business strategy, a Code of Ethics and Policy Statement, and product quality standards. Management communicates routinely with members of the Board of Directors on the significant risks identified and how they are being managed.
Information Security Risk Oversight
The Board of Directors recognizes the importance of maintaining the trust and confidence of our customers, employees, and trading partners, while also securing the Company's IT systems, which are integral and foundational to its everyday operations. To those ends, the Board of Directors has ultimate oversight of the Company's information security risk management. Senior leadership, including the Chief Digital Information Officer, updates the Board of Directors on the Company's cybersecurity and information security posture at least quarterly at the Company’s board meetings, or more frequently as determined to be necessary or advisable. The Audit and Risk Committee has responsibility for assisting the Board of Directors in the review and oversight of risks affecting the Company, and oversees the enterprise risk management process, which includes, with the assistance of internal audit, assessing the Company’s exposure to cybersecurity risk and the effectiveness of the Company’s processes and controls to address and respond to those risks.
The Company employs a dedicated cybersecurity team led by its head of information and cybersecurity who reports directly to the Company's Chief Digital Information Officer. The mission of the Company's cybersecurity team is to focus on defining and deploying its information security strategy, sustaining a robust employee cyber awareness and training program, executing security engineering, providing continuous monitoring of its operations, responding and coordinating the response and investigation of cyber threats, building and testing its disaster recovery plans in support of its businesses’ continuity plan requirements, and developing its cyber and information security policies.

Stockholder Engagement
The Company’s executive management team routinely meets with its stockholders to discuss the Company’s performance and strategic plan. Further, our executive management team leads stockholder outreach engagements, where we solicit feedback from stockholders on their priorities on corporate governance, compensation, and environmental and social matters.
Our executive management team is committed to continuing a formal stockholder outreach program. Additionally, our executive management team, including the Company’s Chairman, President and Chief Executive Officer, and Chief Financial Officer, regularly engage in meaningful dialogue with the Company’s stockholders through our quarterly earnings calls, investor conferences, and other channels for communication.

CORPORATE GOVERNANCE

Independence of Directors
The Board of Directors has determined that each of Mark Barberio, Craig Hindman, Gwendolyn Mizell, Linda Myers, James Nish, Atlee Valentine Pope, and Manish Shah is an “independent director” as defined under, the rules of Nasdaq and the SEC, which the Board of Directors has adopted as the standards by which it will determine independence. William Bosway serves as the Company's President and Chief Executive Officer and therefore is not an independent director.
Each member of the Audit and Risk Committee, the Capital Structure and Asset Management Committee, the Compensation and Human Capital Committee, and the Nominating, Governance and Corporate Social Responsibility Committee is independent under Nasdaq rules. In addition, the Board of Directors has affirmatively determined that the members of the Audit and Risk Committee and Compensation and Human Capital Committee qualify as independent in accordance with the additional independence rules established by the SEC and Nasdaq.
Board Committees and Related Matters
The Board of Directors has four standing committees - the Audit and Risk Committee, the Capital Structure and Asset Management Committee, the Compensation and Human Capital Committee, and the Nominating, Governance and Corporate Social Responsibility Committee. Copies of the charters of these committees are available on the Company’s website at www.gibraltar1.com.

The current composition of the Board of Directors and each board committee as of April 1, 2024, is set forth below:

Director	Board of Directors	Audit and Risk Committee	Capital Structure and Asset Management Committee	Compensation and Human Capital Committee	Nominating, Governance and Corporate Social Responsibility Committee
Mark Barberio	M	M*	M
William Bosway	C
Craig Hindman	M		M	C
Gwendolyn Mizell	M			M	M
Linda Myers	M	M	M	M	C
James Nish	M	C*	C
Atlee Valentine Pope	L	M	M	M	M
Manish Shah	M	M			M

M = Member C = Chair L = Lead Independent Director * = Financial Expert

Following the Annual Meeting and the retirement of Craig Hindman, an independent director nominee will be appointed the Compensation and Human Capital Committee and serve as its Chair.
In 2023, the Board of Directors held nine meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each served during the period of his or her service in 2023.
The Company does not have a policy regarding director attendance at the annual meeting, but they are encouraged to attend. Our 2023 annual meeting was attended by all but three of the Directors.

2024 PROXY STATEMENT 15

CORPORATE GOVERNANCE

Audit and Risk Committee

Committee Members:

James Nish (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2023: 4
Mark Barberio	Manish Shah	Report: Page 62
Linda Myers

* Each committee member is independent as required by the Nasdaq and SEC rules applicable to such committee.

The Audit and Risk Committee acts in accordance with its charter to assist the Board of Directors in its responsibility to oversee:
•management's conduct of the Company's financial reporting;
•management's establishment and conduct of the Company's systems of internal accounting and financial controls;
•the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, the conduct of the annual audit and any other audit, attest or review services, and the engagement of the independent auditors to provide any non-audit services;
•the process and activities performed by the Company's internal audit function;
•the preparation of the audit committee report;
•the Company's legal and regulatory compliance;
•the review and ratification or approval on an annual basis, of transactions between the Company and officers, directors and other related parties;
•the Company's risk assessment and risk management guidelines and policies; and
•the Company's codes of conduct.
The Board of Directors has made a determination that each of Mark Barberio and James Nish is an “audit committee financial expert” under the standards established by SEC rules.

Capital Structure and Asset Management Committee

Committee Members:

James Nish (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2023: 4
Mark Barberio	Craig Hindman
Linda Myers

The Capital Structure and Asset Management Committee acts in accordance with its charter to consult with the Company’s management and assist the Board of Directors in its oversight of the Company’s capital structure, financing activities, merger, acquisition and divestiture transactions, investment decisions and other matters of financial importance to the Company.

CORPORATE GOVERNANCE

Compensation and Human Capital Committee

Committee Members:

Craig Hindman (Chair)	Linda Myers	Number of meetings in fiscal 2023: 4
Gwendolyn Mizell	Atlee Valentine Pope	Report: Page 45

* Each committee member is independent as required by the Nasdaq rules applicable to such committee.

Following the Annual Meeting and the retirement of Craig Hindman, an independent director nominee will be appointed to the Committee and serve as its Chair.

The Compensation and Human Capital Committee acts in accordance with its charter to fulfill the Board of Directors' responsibilities relating to establishment of compensation of the Company's executive officers and non-employee directors and to provide oversight and strategic guidance on the Company's human capital management including corporate culture, diversity and inclusion, talent management, career development and progression, key executive succession planning, benefit plans and policies, workplace environment and safety, employee relations and other matters impacting the Company's ability to attract and retain a stable and productive workforce.
The Compensation and Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation payable to the CEO and other executive officers, evaluates the performance of the CEO and other executive officers in light of those goals and objectives, and establishes the compensation, including base salary, annual incentive compensation and long term compensation of the CEO and other executive officers based on this evaluation. The Compensation and Human Capital Committee also reviews and approves the compensation, including base salary, annual incentive compensation and long term compensation, payable to the direct reports of the CEO. The Compensation and Human Capital Committee is also responsible for the administration of the Company’s incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans. The Compensation and Human Capital Committee delegates its authority for the administration of the incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans to executive management with regards to non-executive management of the Company.
To fulfill its responsibilities, the Compensation and Human Capital Committee has the authority to retain and obtain advice from advisors. The Compensation and Human Capital Committee employs a nationally recognized compensation consultant, Willis Towers Watson, to serve as an independent compensation advisor, perform market studies of compensation programs offered by a peer group of companies, provide information on market compensation practices and best practices in human capital management. Prior to Willis Towers Watson, the Compensation and Human Capital Committee had employed Korn Ferry as its independent compensation advisor. The Compensation and Human Capital Committee determined that each of Willis Towers Watson and Korn Ferry is an independent advisor by assessing the firm on six independence factors as prescribed by the SEC. The Compensation and Human Capital Committee worked with Willis Towers Watson and previously with Korn Ferry and the Company’s executive management team to make final decisions regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. The amount of fees paid for the services performed by Korn Ferry was $139,300 during 2023.

2024 PROXY STATEMENT 17

CORPORATE GOVERNANCE

Nominating, Governance and Corporate Social Responsibility Committee

Committee Members:

Linda Myers (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2023: 4
Gwendolyn Mizell	Manish Shah

* Each committee member is independent as required by the Nasdaq rules applicable to such committee.

The purposes of the Nominating, Governance and Corporate Social Responsibility Committee are to:
•identify and recommend to the Board of Directors the nomination of individuals qualified to become board and committee members;
•establish and implement policies and procedures relating to the nominations of qualified candidates;
•develop and recommend to the Board of Directors a set of corporate governance guidelines for the Company;
•provide oversight and strategic guidance on environmental, social and governance matters significant to the Company; and
•oversee, review, and make periodic recommendations to the Board of Directors concerning the Company’s corporate governance guidelines and policies.
The Nominating, Governance and Corporate Social Responsibility Committee is responsible for establishing criteria for board membership, including experience and independence, and for reviewing candidates for the Board of Directors, including those recommended by stockholders.
The Nominating, Governance and Corporate Social Responsibility Committee oversees the directors’ continuing education, which includes seminars focused on strategic and governance issues and the evaluation process for the Board of Directors and committees.

The Nominating, Governance and Corporate Social Responsibility Committee also provides strategic guidance on the Company's approach to corporate social responsibility and ensures it aligns with the Company's overall business strategy and corporate best practices and on Company social responsibility policies and initiatives, including but not limited to human rights, the Company's stakeholder relationships, and product safety. Further, it provides oversight and strategic guidance on the Company's policies and initiatives relating to the environment with respect to energy management, climate change and sustainability.

Director Nomination Process
When the Nominating, Governance and Corporate Social Responsibility Committee recruits new director candidates, the committee seeks to identify candidates for nomination who are highly qualified, willing to serve as a member of the Company’s Board of Directors and will be able to serve the best interests of stockholders. The Nominating, Governance and Corporate Social Responsibility Committee considers the following when identifying new director candidates:
•integrity, high personal and professional ethics, mature judgment;
•whether a candidate is “independent” within the meaning of such term in accordance with the applicable listing standards of Nasdaq and the rules promulgated by the SEC; and
•a diversity of background and achievement including in business, government, education and technology as relevant to the Company’s strategic needs and desire to have a diverse board composition.

CORPORATE GOVERNANCE

The Nominating, Governance and Corporate Social Responsibility Committee believes that, given the size and complexity of the Company’s operations, the best interests of the Company’s stockholders will be served by a board composed of individuals that contribute to the board’s overall diversity - diversity being broadly construed to mean a variety of opinions, perspectives, as well as personal and professional experiences and backgrounds. Accordingly, the Nominating, Governance and Corporate Social Responsibility Committee seeks to identify candidates for nomination who will contribute to the diversity of perspectives present in Board of Directors deliberations. During the nomination process, the Nominating, Governance and Corporate Social Responsibility Committee considers whether the Board of Directors’ composition reflects an appropriately diverse mix of skills and experience in relation to the needs of the Company.
The Nominating, Governance and Corporate Social Responsibility Committee identifies candidates from several sources including directors on the Board of Directors, Gibraltar’s executive management team, search firms and research, including database and internet searches. All potential candidates for a director role, including directors being nominated for re-election, are considered and evaluated against the qualifications outlined above.

Stockholder Recommendations of Nominees
The Company has adopted a policy regarding stockholder recommendations of nominees for director to be submitted for evaluation to the Nominating, Governance and Corporate Social Responsibility Committee. A stockholder may, at any time prior to the deadline for the submission of stockholder proposals, recommend a nominee for consideration by the Nominating, Governance and Corporate Social Responsibility Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating, Governance and Corporate Social Responsibility Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating, Governance and Corporate Social Responsibility Committee in the same manner and by the same criteria as other potential nominees.
During 2023 or 2024, the Nominating, Governance and Corporate Social Responsibility Committee did not receive any nomination recommendations from stockholders.

Succession Planning
Our Board of Directors recognizes the critical importance of executive leadership continuity to Gibraltar’s success, and oversees the development of executive talent and planning for effective succession of the Company’s Chief Executive Officer and executive leadership. On an annual basis, our Chief Executive Officer reviews with the Board of Directors the performance of the executive officers of Gibraltar and their succession potential. The Board of Directors reviews these assessments as to succession in the event of each executive officer’s termination of employment for any reason, and establishes a succession plan for the Chief Executive Officer.
The Board of Directors and the Nominating, Governance and Corporate Social Responsibility Committee also work together to assess the composition, tenure, and diversity of the Board of Directors and evaluate succession planning considerations when recommending board nominees.

Employee, Officer and Director Hedging
The Company, pursuant to the terms of its Insider Trading Policy, prohibits all directors, officers, employees, terminated employees and agents from engaging in hedging transactions related to, or from pledging or creating a security interest in, the Company’s common stock, publicly traded debt instruments and restricted stock units they hold.

2024 PROXY STATEMENT 19

CORPORATE GOVERNANCE

Director Education
New directors participate in an orientation process to become familiar with the Company. This process includes a review of the Company's strategic plans and businesses, significant financial matters, core values, including ethics, compliance, corporate governance practices and other key policies and practices through a review of Company and Board of Directors background materials, and meetings with the Company’s executive management.
Each Director is required to complete the Company's annual ethics and compliance and cybersecurity training which was approximately 9 hours during 2023. The Company provides directors with continuing education regarding corporate governance and specific business-related issues and strategic priorities. Throughout the year, the Board of Directors also regularly meets with business unit management and participates in facility tours. Additionally, the Company engages third parties to provide presentations on relevant topics during board meetings. Directors are also provided access to third party resources and membership through organizations such as the National Association of Corporate Directors and the opportunity to participate in third party educational programs.

Communication with the Board of Directors
Stockholders may send communications to the Board of Directors in care of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail from stockholders will be opened and logged. All relevant communication will be forwarded promptly to the Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the Lead Independent Director.

CORPORATE SOCIAL RESPONSIBILITY

Over the last nine years, we have been transforming our company to focus on solving some of the humanity’s most challenging opportunities – from harnessing energy and growing food more sustainably to living and working with greater ease, efficiency, and comfort. Transforming the Company positions it to play a significant role in sustainable development issues, building partnerships with key players that help advance critical technologies, strengthening the Renewables, Residential, Agtech and Infrastructure businesses, and enabling the Company to better respond to humanity's evolving needs.
The Nominating, Governance and Corporate Social Responsibility Committee provides oversight and strategic guidance on environmental, social and governance matters significant to the Company, including overseeing, reviewing or making recommendations to the Board of Directors concerning the Company's governance and corporate social responsibility guidelines and policies. The foregoing oversight and strategic guidance is focused on:
•the Company's approach to corporate social responsibility and to ensure it aligns with the Company's overall business strategy and corporate best practices;
•periodic review of external developments which are likely to have a significant influence on the Company's reputation and/or its ability to conduct its business in a socially responsible manner;
•the Company's social responsibility policies and initiatives, including but not limited to human rights, the Company's stakeholders relationships, and product safety; and
•the Company's policies and initiatives relating to the environment with respect to energy management, climate change, and sustainability.
The Compensation and Human Capital Committee provides oversight and strategic guidance on the Company's human capital management including corporate culture, diversity and inclusion, talent management, career development and progression, key executive succession planning, benefit plans and policies, workplace environment and safety, employee relations and other matters impacting the Company's ability to attract and retain a stable and productive workforce.
The Company is committed to making a difference in the lives of the people the Company's business touches, and to creating meaningful impact every day through the Company's work and relationships.
A sense of responsibility to people and the planet is woven into the core values that define the Company's purpose and drive the Company's culture. These values include:
•Make it better - The Company challenges itself and its way of thinking every day to exceed the needs of the Company's customers.
•Make it right - The Company cares about doing the right thing for each other, customers, and communities by holding the Company to the highest standards of ethics and safety.
•Make it together - The Company works collaboratively with customers and each other - teamwork sets the Company apart. The Company works to create a culture that is inclusive of different perspectives and experiences.
•Make an impact - The Company is here to make a difference. The Company drives change and delivers meaningful value to customers, investors, and community.
We recognize the close connection between corporate governance and social responsibility, and the importance of developing clear priorities and lines of accountability for the Company and its impact as we operate and grow.
A collaboration between the Board of Directors, the Company's business leaders, and employees drives the strategic direction and management of our key priorities, and the structure and processes of our governance efforts reflect our commitment to continuous improvement.

2024 PROXY STATEMENT 21

CORPORATE SOCIAL RESPONSIBILITY

CORPORATE SOCIAL RESPONSIBILITY

In March 2024, the Company released its annual Corporate Social Responsibility Report (CSR Report). Highlights of the report include:
•Completed the installation of a roof top solar array at our Terrasmart office in Fort Myers, Florida to generate clean renewable electricity for the facility
•Conducted an intensive three-day "Energy Treasure Hunt" at one of our manufacturing facilities to identify operational and maintenance efficiency improvements using a cross-functional team from across the company
•Deployed the Gibraltar Supplier Handbook to promote development of sustainable partnerships with suppliers in alignment with our commitments to corporate social responsibility and high ethical standards
•Provided paid time off and organized activities for our people to volunteer with local and national charities
•Invested in over 25,000 hours of training in Safety, Cybersecurity, Leadership, and Workforce Technology Solutions to advance our capabilities
A copy of the Company's CSR Report is available on the Company's website under "Corporate Social Responsibility."
Gibraltar is dedicated to making a positive impact through a commitment to Corporate Social Responsibility. Our efforts continue to focus on:

The safety, well-being, and success of our people is our top priority. We are dedicated to developing our people’s potential as professionals and future leaders, drawing on the unique abilities of each team member to build an inclusive culture of difference-makers.
Sharing our success with the communities where we live and work is vital to our purpose. By supporting local nonprofits and institutions as investors and volunteers, we help build resilience and strengthen the bonds that will help our communities thrive.
Our work is firmly rooted in making life better for people and the planet; we innovate in the service of possibility, acting responsibly to create positive, lasting change in our world. We promote sustainability across our value chain, developing products and services for our customers that reduce environmental impact and improve quality of life.

CSR is integral to our three pillars of business system, portfolio management and organization development. We have accelerated our initiatives to create a safer work environment, expand the experience base and the diversity of our organization, and to identify opportunities to reduce environmental impact.
For us, corporate social responsibility is inseparable from not only what we do, but who we are. A sense of responsibility to people and the planet is built into our DNA. We think of corporate social responsibility as an evolution in who we are rather than a revolution in what we do. It's an opportunity to be more accountable, strategic, and transparent about how we think and act, and to deepen our commitment to Our People, Our Communities, and The World.

2024 PROXY STATEMENT 23

COMPENSATION OF DIRECTORS

Our Compensation and Human Capital Committee engaged Korn Ferry to review survey information, and provide other publicly available information and advice to the Compensation and Human Capital Committee with respect to compensation-related matters for non-employee director compensation for a peer group of companies. The peer group is the same as the peer group disclosed in the section entitled “Compensation Discussion and Analysis” below.
Non-Employee Director Compensation Program
The Compensation and Human Capital Committee reviewed information provided by Korn Ferry relating to Board of Directors compensation in relation to compensation earned by the directors of our peer group of companies. After this review in April 2023, the Compensation and Human Capital Committee approved a compensation program for non-employee directors consisting of the following cash compensation, effective as of May 4, 2023:
•an annual cash retainer of $95,000;
•an additional annual fee of $50,000 for the Lead Independent Director;
•an additional annual fee to the Chair of the Audit and Risk Committee of $10,000;
•an additional annual fee to the Chair of the Compensation and Human Capital Committee of $7,500;
•an additional annual fee to the Chair of the Capital Structure and Asset Management Committee of $7,500; and
•an additional annual fee to the Chair of the Nominating, Governance and Corporate Social Responsibility Committee of $5,000.
Non-employee directors' cash compensation effective January 1, 2023 through May 3, 2023 was the same as the above, except the annual cash retainer was $65,000, the additional annual fee for the Lead Independent Director was $25,000, and there was an annual payment for each committee on which a director serves on equal to $10,000.
All retainers are paid quarterly in advance unless deferred under the MSPP as describe below. In addition, the Compensation and Human Capital Committee approved annual grants of stock to each non-employee director having an aggregate fair value equal to $115,000. These shares vest immediately and are delivered to directors unless a Director elects to defer for future issuance the receipt of all or a portion of the stock award received. Pursuant to this approval, non-employee directors received awards of stock in May 2023.
The Company does not provide any perquisites to directors, but does reimburse directors for out-of-pocket expenses incurred for continuing education and in attending board and committee meetings. Directors who are employees or officers of the Company do not receive any additional compensation for board services.
Management Stock Purchase Plan for Non-Employee Directors
Our Management Stock Purchase Plan (“MSPP”) permits non-employee directors to defer their receipt of payment of a portion of their cash retainer to an account ("MSPP Deferral Account") established for the non-employee director which is credited with hypothetical units that track the common stock of the Company (“Deferral Units”) equal to the number of shares of the Company’s common stock that could have been purchased using the amount of director fees deferred based on a 90-day rolling price per share of the Company's stock as deferral date.
Under the MSPP, the amount deferred and to be paid in cash to a non-employee director upon termination of the non-employee director's service on the Board of Directors is equal to the Deferral Units credited to their MSPP Deferral Account multiplied by the 200-day rolling average price per share of the Company’s stock, determined as of the immediately preceding calendar-month's end date immediately preceding the date the participant becomes eligible to receive a distribution of their account under the MSPP.
Payment of the amount determined above is made to the non-employee director based on an election made by the non-employee director prior to the deferral in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, in each case, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the non-employee director's account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus two percent (2%).

COMPENSATION OF DIRECTORS

Deferral Plan for Non-Employee Directors
Non-employee directors have the right to defer receipt of all, or a portion, of the stock award that they receive. The deferred share awards are in the form of Deferred Share Units ("DSUs"). DSUs are converted to shares and issued six months after termination of the non-employee director's service.

2023 Director Compensation
The table below sets forth the compensation of each non-employee director in 2023.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark G. Barberio	91,795	115,017	206,812
Craig A. Hindman	99,295	115,017	214,312
Gwendolyn G. Mizell	91,795	115,017	206,812
Linda K. Myers	103,206	115,017	218,223
James B. Nish	109,295	115,017	224,312
Atlee Valentine Pope	140,192	115,017	255,209
Manish H. Shah	91,795	115,017	206,812

(1)Myers deferred 100% of her annual cash retainer into Deferral Units under the Company's MSPP and received 1,699.65 Deferral Units; and Shah deferred 100% of his annual cash retainer into Deferral Units under the Company's MSPP and received 1,699.65 Deferral Units.
(2)Represents awards of shares granted under the Amended and Restated 2016 Stock Plan for Non-Employee Directors. The amounts represent the grant date fair value of the award of shares, which is the closing trading price of a share of the Company's common stock on the grant date multiplied by the number of shares subject to the award. The closing price per share of the Company's common stock on May 3, 2023 (the grant date) was $54.33. The Company does not pay fractional shares.

Stock Awards Vested But Not Distributed at Fiscal Year End
The following chart summarizes the aggregate number of stock awards vested but not distributed at December 31, 2023 for each Director:

Name	Deferred Share Units (1) (#)	Deferral Units (2) (#)	Aggregate Number of Stock Awards Vested But Not Distributed (#)
Mark G. Barberio	1,099	—	1,099
Craig A. Hindman	11,106	10,215	21,321
Gwendolyn G. Mizell	1,256	534	1,790
Linda K. Myers	3,323	2,811	6,134
James B. Nish	11,976	4,440	16,416
Atlee Valentine Pope	7,900	—	7,900
Manish H. Shah	3,373	3,522	6,895

(1)Deferred share units will be converted into shares upon retirement from the Board of Directors.
(2)Represents hypothetical units that track the Company's common stock acquired through cash retainer deferrals under the MSPP during the period of the Director’s service that will be converted to cash and paid out upon retirement from the Board of Directors as described above under "Management Stock Purchase Plan for Non-Employee Directors."

2024 PROXY STATEMENT 25

COMPENSATION OF DIRECTORS

Non-Employee Director Stock Ownership Guidelines
In accordance with the Company's Stock Ownership Policy, non-employee directors are required to hold 350% of their retainer in shares of the Company's common stock or other permitted equity interest within three years of joining the Board of Directors. For purposes of determining value of shares held, shares include common stock owned by the non-employee director, including those owned by spouse and/or minor children, deferred share units, and restricted stock units settled in the Company's common stock. The value of shares held is determined based on current fair market value.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth certain information regarding the Directors and executive officers of the Company as of March 18, 2024:

Name	Age	Position(s) Held
William T. Bosway	58	Chairman of the Board, President and Chief Executive Officer
Timothy F. Murphy	60	Senior Vice President and Chief Financial Officer
Janet A. Catlett	47	Vice President and Chief Human Resources Officer
Katherine E. Bolanowski	40	General Counsel, Vice President and Secretary
Jeffrey J. Watorek	44	Vice President and Treasurer
Atlee Valentine Pope	68	Lead Independent Director
Mark G. Barberio	61	Director
Craig A. Hindman	69	Director
Gwendolyn G. Mizell	62	Director
Linda K. Myers	60	Director
James B. Nish	65	Director
Manish H. Shah	59	Director

The recent business experience of the directors is set forth above under “Proposal 1 - Election of Directors.” The recent business experience of the executive officers who are not also directors is as follows:

TIMOTHY F. MURPHY was appointed the Company’s Senior Vice President and Chief Financial Officer in April 2017. On February 18, 2024, he informed the Company of his plans to retire in early 2025. Mr. Murphy is expected to continue in his role until the Company identifies a successor and will remain with the Company through the transition period. Prior to April 2017, Mr. Murphy served as the Company’s Treasurer since 2013, Secretary since 2012, and Vice President of Treasury Operations from 2010 to 2013. Mr. Murphy served various roles as a director within the Company’s Finance function from 2004 to 2010. Prior to joining the Company, Mr. Murphy served as a Senior Manager at KPMG. He graduated from the University of Buffalo with a bachelor’s in economics and an MBA with a concentration in accounting.

JANET A. CATLETT was appointed Vice President and Chief Human Resources Officer in April 2023. Prior to joining the Company, Ms. Catlett served as Vice President and Chief Human Resources Officer for Stepan Company from July 2018 to April 2023. Ms. Catlett graduated from the University of Notre Dame earning bachelor's degrees from the college of Science as well as Arts & Letters. Ms. Catlett received her MBA from Northwestern University, Kellogg School of Management.

KATHERINE E. BOLANOWSKI was appointed Vice President and Secretary in February 2022 and has served as the Company’s General Counsel since November 2020. Prior to joining the Company, Ms. Bolanowski held positions as Partner and Associate at Kirkland & Ellis LLP from February 2011 to November 2020. Ms. Bolanowski graduated from Pomona College with a bachelor's degree in economics and holds a law degree from The University of Chicago Law School.

JEFFREY J. WATOREK was appointed Vice President and Treasurer in April 2017 and also served as the Company's Secretary from April 2017 to February 2022. Prior to April 2017, Mr. Watorek served as the Company’s Director of Financial Planning and Analysis since 2012 and Manager of External Reporting from 2008 to 2012. Prior to joining the Company, Mr. Watorek served as a Manager at Ernst & Young. He graduated from Canisius College (now known as Canisius University) with bachelor’s and master’s degrees in accounting.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement (commonly referred to as the “Say-on-Pay” vote) as required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The Say-on-Pay vote is advisory, and therefore not binding on the Company or the Compensation and Human Capital Committee. However, the outcome of the vote will provide information to the Company and the Compensation and Human Capital Committee regarding stockholder sentiment about our compensation policies and procedures, which the Compensation and Human Capital Committee will carefully review and consider when making future decisions regarding the compensation of our executive officers. Stockholders are encouraged to read the section below entitled “Compensation Discussion and Analysis,” which describes how our compensation policies and procedures implement our compensation philosophy.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2023 annual meeting of stockholders, a plurality of stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board of Directors, the Board of Directors determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency.
Our Compensation and Human Capital Committee has designed our executive compensation program to link pay with performance, and enable the Company to attract and retain qualified talent on the executive management team. We believe the Say-on-Pay vote represents an additional means by which our Compensation and Human Capital Committee may obtain important feedback from our stockholders about the executive compensation program it has designed for our executive officers.
As set forth in the Compensation Discussion and Analysis, the overall objective of our executive compensation program is to attract and retain the talent necessary to ensure Gibraltar’s continued success and to ensure alignment of executive pay with stockholder interests and support Company goals and strategies. To achieve this, the Compensation and Human Capital Committee has designed compensation programs that:
•Provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;
•Drive high performance by our executive officers through the use of programs that support and reward desired business results;
•Provide opportunities for high performing executive officers to achieve above market rewards;
•Provide the ability to attract and retain highly qualified executive officers;
•Reinforce our commitment to operational excellence, quality, safety, innovation, and the environment;
•Assess and manage risk associated with compensation policies and practices; and
•Provide the flexibility to vary compensation costs through periods of change in our business.
A significant portion of the total compensation of our executive officers is performance-based, in that it depends on the achievement of both short and long-term financial goals and strategic objectives. Additionally, by using our common stock as long-term incentive compensation, we incentivize the establishment and implementation of policies and programs which we anticipate will improve the price of our stock.
In 2023, performance-based compensation represented 64% of our Chief Executive Officer’s targeted total compensation and an average of 47% of the targeted total compensation of our other named executive officers. We believe that this emphasis on both short and long-term financial performance in our compensation structure aligns executives’ and stockholders’ interests. The Compensation and Human Capital Committee believes that the executive compensation program is closely aligned with the long-term interests of our stockholders and is effective in implementing our compensation philosophy and in achieving our strategic goals.

2024 PROXY STATEMENT 27

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

The Say-on-Pay vote gives you, as a stockholder, the opportunity to provide feedback on our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders of Gibraltar Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Definitive Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosure.”
The Board of Directors urges stockholders to endorse the executive compensation program by voting in favor of this resolution. As set forth below in the Compensation Discussion and Analysis, the Compensation and Human Capital Committee is of the view that the executive compensation for 2023 was reasonable and appropriate, justified by the performance of the Company and the result of a carefully considered approach.
Although the Say-on-Pay vote is non-binding, the Board of Directors and Compensation and Human Capital Committee will carefully consider the outcome of the Say-on-Pay vote, as well as other communications from stockholders relating to our compensation practices, in future determinations concerning our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT IN PROPOSAL 2.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation program and compensation philosophy regarding our Named Executive Officers (“NEOs”) for the fiscal year 2023. Our NEOs for fiscal year 2023 included:

Named Executive Officer	Title
William T. Bosway	President and Chief Executive Officer
Timothy F. Murphy	Senior Vice President and Chief Financial Officer
Janet A. Catlett	Vice President and Chief Human Resources Officer
Katherine E. Bolanowski	General Counsel, Vice President and Secretary
Jeffrey J. Watorek	Vice President and Treasurer

Executive Summary

This CD&A provides the material principles and elements of our executive compensation policies and decision in effect for the fiscal year 2023. It provides an overview of our executive compensation philosophy and why the Compensation and Human Capital Committee believes the program is appropriate for the Company and its stockholders. Further, in this CD&A we discuss the Compensation and Human Capital Committee's methodology for determining appropriate and competitive levels of compensation for the NEOs.
Our compensation program is based on a pay-for-performance philosophy and is designed to attract and retain qualified talented executives who create compounding and sustainable value to our stockholders through the achievement of the Company's strategy built on three core pillars: Business System, Portfolio Management, and Organization Development.
2023 Performance and Results
In 2023, we continued delivering value to our stockholders and stayed focused on key initiatives and our three-pillar strategy. We expanded our market leadership positions, continued to improve our quality of earnings, and generated strong cash flow.

NET SALES	GAAP EPS	ADJUSTED EPS
$1.4B	$3.59	$4.11

net sales flat from $1.4B in 2022	increased 40% from $2.56 in 2022	increased 21% from $3.40 in 2022

For the year, GAAP and adjusted operating income grew by 34% and 16%, respectively, and adjusted EBITDA grew 15% on essentially flat sales. Through solid margin expansion and improvement in working capital, we generated $218 million of operating cash flow and a free cash flow rate to net sales of 15%.
Additionally, our recent acquisition in Residential executed to plan, and during the fourth quarter of 2023, we further optimized our portfolio by divesting our small, non-strategic solar business located in Japan.

2024 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights Gibraltar is committed to a philosophy that is heavily weighted toward pay-for-performance. Some of the best practices we employ to achieve this objective include:

What We Do	What We Don’t Do

Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	X	Have single-trigger change-in-control agreements
Set performance goals for stock-based incentives on ROIC based in part on consultation with significant stockholders	X	Provide double-trigger change-in-control cash benefits greater than 275% of cash compensation
Limit the maximum payout that can be received in our annual cash incentive plan to 200% of target	X	Maintain a supplemental executive retirement plan
Require our directors and executive officers to satisfy stock ownership guidelines	X	Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
Engage in a rigorous target-setting process and use multiple performance metrics for the annual cash incentive plan	X	Provide excise tax gross-ups upon a change in control
Maintain a Clawback Policy that applies to our named executive officers	X	Provide tax gross-ups on executive benefits and perquisites
Reasonable use of executive perquisites	X	Grant discounted stock options or, reload or re-price stock options without stockholder approval
Focus on mitigating undue risk in compensation programs	X	Provide guaranteed base salary increases or bonus payments to executives

The Compensation and Human Capital Committee believes that the Company’s pay-for-performance philosophy and commitment to compensation programs that encourage the creation of sustainable, long-term stockholder value and alignment of the interests of the named executive officers with those of our stockholders have been successful in encouraging consistent improvement in the Company’s operating results.
The summary above, as well as the information contained in this CD&A, reflects the Compensation and Human Capital Committee’s aim to design a compensation program that fairly rewards our executive officers based on performance that is consistent with best practices and in line with pay practices used by our peer group.

Say-on-Pay Vote Results and Response

Based on the results of the Say-on-Pay vote at the 2023 annual meeting of stockholders, in which Gibraltar received 98.2% support from its stockholders, the Compensation and Human Capital Committee concluded that the vast majority of stockholders supported the Company’s compensation programs. The Compensation and Human Capital Committee therefore determined that is was not necessary to make any material changes to our executive compensation program as a result of the Say-on-Pay vote.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Pay-for-Performance

The Compensation and Human Capital Committee’s executive pay philosophy is designed to promote alignment of executive pay with stockholder interests and to support Company goals and strategies. Executive compensation programs are designed and managed to promote value creation, to advance overall business objectives, to attract and retain the workforce necessary to ensure the Company’s continued success, and to support Gibraltar’s position as a leading manufacturer and provider of products and services for renewable energy, residential, agtech and infrastructure markets. From time to time, the executive pay philosophy may be adjusted as necessary, to ensure alignment of executive pay with stockholder interests and to support the Company’s goals and strategies.
The Compensation and Human Capital Committee focuses the design and delivery of the Company’s compensation programs to achieve the following:
•Provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;
•Drive high performance by our executive officers through the use of programs that support and reward desired business results;
•Provide opportunities for high performing executive officers to achieve above market rewards;
•Provide the ability to attract and retain highly qualified executive officers;
•Reinforce our commitment to operational excellence, quality, safety, innovation, and the environment;
•Assess and manage risk associated with compensation policies and practices; and
•Provide the flexibility to vary compensation costs through periods of change in our business.
We believe our named executive officers’ interests are more directly aligned with the interests of our stockholders when compensation programs are significantly aligned with and impacted by the value of our common stock, encourage ownership of our common stock, and reward both short and long-term financial performance. The significant elements of our compensation program for executive officers include base salary, the annual MICP, equity-based incentive compensation under the Long-Term Incentive Plan (“LTIP”), other perquisites, and non-qualified equity-based deferred compensation plan (“2018 MSPP”).

The Compensation and Human Capital Committee believes our LTIP, which includes performance-based and time-based equity awards, furthers the objectives noted above and directly aligns with the interests of our stockholders. Another element of our compensation program, the MICP, provides an annual incentive program to our executives which is based upon the achievement of financial and strategic goals. The Compensation and Human Capital Committee believes the other elements of our compensation program are competitive with the market for our management talent and allow us to attract and retain a highly qualified senior management team. As a result, the compensation programs include a substantial portion of performance-based compensation, including the MICP and performance-based equity awards issued under the LTIP.
Consistent with our executive pay philosophy, our CEO’s target compensation is designed to be heavily weighted toward performance-based compensation. During 2023, as depicted in the following chart, 64% of our CEO’s target compensation was provided in the form of performance-based compensation, with an additional 19% attributed to time-vested stock awards, and on average, 47% of our other NEOs' target compensation was performance-based compensation, with another 11% attributed to time-vested stock awards. The long-term value of time-vested stock awards will fluctuate with our stock price, thus aligning our executive officers’ interests with our stockholders’ interests.

2024 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

The following charts highlight the targeted compensation mix for our CEO and the average mix for the other NEOs in 2023:
CEO 2023 Annual Target Compensation	Other NEOs Average 2023 Annual Target Compensation

"At Risk" Performance-Based Compensation 64%	"At Risk" Performance-Based Compensation 47%

Performance-based compensation consists of annual incentive compensation and performance-based equity awards. A significant portion of the NEOs’ compensation is at-risk based on the value of the Company’s common stock and financial performance. The above charts include targeted compensation generated from the Company match, assuming full allowable amount eligible to be deferred, which is provided for salary and MICP deferrals into our non-qualified deferred compensation plans, and is an important part of our compensation program. Matching contributions into the 2018 MSPP are converted to restricted stock units and are also at-risk, since they are based on the value of the Company’s common stock. The structure of our non-qualified deferred compensation plans furthers our goal of aligning the interests of our executive officers with the interests of our stockholders as it encourages the deferral of their current compensation for a future payment based on the Company’s future stock price.

The Compensation and Human Capital Committee believes the structure of the MICP incentivizes management to simplify and improve the Company’s operations to generate higher earnings, at a higher rate of return, with a more efficient use of capital.
The other significant components of compensation for our executive officers are not at-risk and consist of a competitive base salary and long-term incentive compensation consisting of time-based RSUs. The time-based RSUs convert to shares over a vesting period generally consisting of four years. The Compensation and Human Capital Committee believes the award of time-based RSUs aligns the executive officers’ interests with the interests of our stockholders as the executive officers are incentivized to adopt a long-term approach to value creation and increase the stock price through ownership of RSUs and shares of the Company’s common stock. We believe time-based equity awards provide a good balance between performance and share ownership which aligns with long term interests of our stockholders while at the same time encouraging continuity of our executive management.

COMPENSATION DISCUSSION AND ANALYSIS

Distinguishing Awarded Compensation from Realized Compensation

It is important to distinguish the compensation awarded to our NEOs in 2023, as required to be reported under applicable SEC rules, from the compensation that was actually earned by our NEOs. Compensation reported within the Summary Compensation Table uses different measurements of the compensation reported depending on the type of compensation. The PSUs compensation reported for each executive officer is disclosed at targeted award value, or grant-date fair value, while the compensation from the MICP reported in the table reflects the actual amount earned and paid to the NEOs, or realized value. If both portions of performance-based compensation were measured at their realized value, it would show the impact of actual performance on each NEO's compensation.
The chart and table below show the performance-based and deferred compensation components of total compensation realized by our NEOs in 2023.
•Amounts shown for each "Target" pay column reflect (A) total fixed compensation, as defined in footnote (1) in the table below, ("Total Fixed") and (B) performance-based compensation of (i) target annual incentive compensation calculated based upon a percentage of each NEO's base salary as of December 31, 2023 at the target MICP payout percentage, (ii) the grant-date fair value of award of PSUs that corresponds to the Summary Compensation Table, and (iii) 2018 MSPP matching contributions related to the 2023 annual incentive compensation award at target.
•Amounts shown for each "Realized" pay column reflect (A) Total Fixed and (B) performance-based compensation of (i) annual incentive compensation calculated based upon a percentage of each named executive officers base salary as of December 31, 2023 at the actual MICP payout percentage, (ii) the grant-date fair value of award of PSUs multiplied by the actual 2023 PSUs payout percentage, and (iii) 2018 MSPP matching contributions related to the 2023 annual incentive compensation award at the (a) actual MICP payout percentage and (b) each named executive officer's deferral election.

As shown below, the realized compensation earned by each Named Executive Officer ranged from 121% to 139% of targeted compensation. Realized compensation was greater than target compensation as a result of the Company’s performance in relation to the performance goals set for the MICP and award of PSUs. The Compensation and Human Capital Committee believes realized compensation is an important metric to understand when evaluating the effectiveness of the Company’s compensation program.

Name	Total Fixed (1) ($)	Performance-Based Compensation						Total Fixed and Performance-Based Compensation		Realized Pay as a % of Target (%)
		MICP		PSUs		Deferred Compensation
		Target (2) ($)	Realized (4) ($)	Target (3) ($)	Realized (5) ($)	Target (6) ($)	Realized (6) ($)	Target ($)	Realized ($)
William T. Bosway	2,015,962	1,020,000	1,190,340	1,912,457	3,824,914	612,000	714,204	5,560,419	7,745,420	139%
Timothy F. Murphy	756,251	283,853	331,257	473,051	946,102	170,312	198,754	1,683,467	2,232,364	133%
Janet A. Catlett	362,431	102,667	119,812	179,661	359,322	61,600	47,925	706,359	889,490	126%
Katherine E. Bolanowski	550,669	135,332	157,933	154,655	309,310	81,199	94,760	921,855	1,112,672	121%
Jeffrey J. Watorek	318,513	64,375	75,126	154,495	308,990	19,313	15,025	556,696	717,654	129%

(1)Equal to the salary, the granted RSUs included in "Stock Awards," the non-qualified deferred compensation earnings related to Company match on deferred salary under 2018 MSPP, and amounts set forth under "All Other Compensation" in the Summary Compensation Table.
(2)Equal to the target annual incentive compensation calculated based upon a percentage of salary as further described below in the "Elements of Our Compensation Program" section.
(3)Equal to granted PSUs included in "Stock Awards" in the Summary Compensation Table.
(4)Equal to the actual annual incentive compensation earned included in "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.
(5)Equal to the value of PSUs earned based on performance of the Company multiplied by the stock price as of March 1, 2023 for Bosway, Murphy, Bolanowski and Watorek, and the stock price as of April 26, 2023 for Catlett, as further described below in the "Elements of Our Compensation Program" section.
(6)The deferred compensation (i) target equals the hypothetical units that track the common stock of the Company that would be credited to their non-qualified deferred compensation accounts if NEOs deferred 100% of their MICP at target; and (ii) realized amount equals the value of the hypothetical units that track the common stock of the Company that will be credited to their non-qualified deferred compensation accounts related to their actual 2023 MICP match based on NEOs actual deferral election.

2024 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

CEO

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Thousands
TARGET
REALIZED
William T. Bosway
Performance Based Compensation
Fixed Compensation
MICP
PSUs
Deferred Comp

2023 NEOs (excluding CEO)

$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Thousands
TARGET
REALIZED
Timothy F. Murphy
Janet A. Catlett
Katherine E. Bolanowski
Jeffrey J. Watorek

COMPENSATION DISCUSSION AND ANALYSIS

Design of the Compensation Program

The Compensation and Human Capital Committee engaged an independent compensation advisor, Korn Ferry, to provide survey information and assistance in connection with the review and analysis of the compensation program for our executive officers in 2023 to confirm that the emphasis of this program is on performance and long-term incentives and is competitive within our industry in terms of base salaries, annual incentives, and long-term incentives. These three components are the key elements of the compensation program provided to our executive management team.
The Company’s compensation program is reviewed annually to ensure that the goals of the program are met and is amended from time to time to incorporate changes consistent with current industry best practices. The compensation program compensates our executive officers through a mix of base salary, annual incentive payments, and long-term equity-based incentives.
Peer Company Analysis
The relative levels of targeted compensation of our executive officers are determined, in part, by reference to compensation paid to similarly situated executives by a peer group of companies selected by the Compensation and Human Capital Committee along with survey data in consultation with Korn Ferry. The peer group selected by the Compensation and Human Capital Committee consisted of the following companies:

Aaon, Inc.	Eagle Materials, Inc.	Quanex Building Products Corporation
Albany International Corporation	Griffon Corporation	Simpson Manufacturing Co., Inc.
American Woodmark Corporation	Insteel Industries, Inc.	Trex Company, Inc.
Apogee Enterprises, Inc.	L.B. Foster Company
Armstrong World Industries, Inc.	Masonite International Corporation
Array Technologies, Inc.	PGT Innovations, Inc.

The Company made changes to its peer group used to determine compensation in 2023 from the peer group used to determine compensation in 2022 by adding one peer company, Array Technologies, Inc., and by removing three peer companies, A.O. Smith Corporation, Enerpac Tool Group Corporation, and Patrick Industries, Inc. The Compensation and Human Capital Committee believes the chosen peer group aligns with best practices as it provides a sufficient sample size from which we draw conclusions, and reflects a representative market for executive talent that our business faces. The peer companies were selected based on their comparable size, as measured by net sales and market capitalization, and industry. Companies within the selected peer group are businesses supporting the building products, industrial products or renewables industries.
Compensation and Human Capital Committee Approval Process
Management recommendations for salary increases and participation levels for all other components of our compensation program, for all executive officers other than the CEO, are made annually and are based on the CEO’s evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility, the Company’s financial position, and degree to which his or her efforts have contributed to the implementation of the Company’s strategies and goals. This information, along with the information provided by the independent compensation consultant, is then used by the Compensation and Human Capital Committee to review and establish the compensation of each executive officer. The CEO’s compensation package is determined by the Compensation and Human Capital Committee based upon the same criteria. No executive officer, other than the CEO, provides input or participates in the deliberation of the Compensation and Human Capital Committee with respect to compensation of executive officers.
Final authority for the establishment of annual compensation packages of our executive officers resides with the Compensation and Human Capital Committee. Once base salaries and participation levels are established, the formula-driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive based upon the degree to which the Company’s annual goals have been achieved.

2024 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Based on the peer group analysis described above along with CEO (other than in the case of the CEO's compensation) and Compensation and Human Capital Committee review, targeted annual incentive compensation and long-term equity-based incentive compensation components of each executive officer’s total compensation were set at percentages of each executive officer’s base salary. This provides the executive officers and stockholders a degree of certainty as to the level of incentive compensation which executive officers will be entitled to receive upon attainment of a specified level of performance.
The following table summarizes the targeted level of compensation for annual cash incentive compensation and long-term equity-based incentive awards, including RSUs and PSUs, for each Named Executive Officer established by the Compensation and Human Capital Committee for 2023:

Named Executive Officer	Percentage of Salary
	MICP	LTIP
William T. Bosway	120%	350%
Timothy F. Murphy	60%	145%
Janet A. Catlett	40%	100%
Katherine E. Bolanowski	35%	70%
Jeffrey J. Watorek	25%	75%

The Compensation and Human Capital Committee sets the targeted annual incentive compensation and long-term equity-based incentive compensation levels as a percentage of salary for individual in consultation with the independent compensation consultant, considering peer group practices, survey data, length of service and role at the Company. The Compensation and Human Capital Committee considers these compensation levels reasonable in comparison to the peer companies described above and tailored to the Company’s leadership structure, level of responsibility, and emphasis on pay-for-performance while also emphasizing stock ownership which the committee believes aligns management’s interests with the interests of our stockholders.
Consideration of Risk
We believe the design of our executive compensation program provides strong incentives to implement policies that promote long-term value creation while avoiding excessive risk in the short-term. Our compensation program is balanced yet focused on the long-term so that our executive officers are incentivized to deliver superior performance over sustained periods. In an effort to promote a focus on the long-term, these compensation plans are designed to allow for deferral of compensation and have elements that are only realizable upon completion of a five-year service requirement under the 2018 MSPP.
Performance goals are established to align with our overall risk framework and reflect a balanced mix of financial measures designed to avoid placing excessive weight on a single measure. Compensation is also balanced among current cash payments, deferred cash, and equity awards. With limited exceptions, the Compensation and Human Capital Committee retains discretion to adjust compensation for quality of performance and adherence to Company values. Additionally, we have policies in place that limit the amount of compensation that can be earned under performance-based incentive programs, require our executive officers to own certain levels of Company stock, prohibit hedging and pledging activities, and include a Clawback Policy for all performance-based compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Compensation Program

Our fiscal year 2023 compensation program for NEOs contained the following elements:
Base Salary
Base salary is annual fixed cash compensation and is the principal non-variable element of the Company's total compensation program.
The Compensation and Human Capital Committee reviews and approves base salaries generally at its February meeting with new salaries effective early March of the same year. Base salaries for our NEOs reflect the level, scope and complexity of each named executive officer's role and responsibility and whether their base salary is appropriately positioned relative to similarly situated executives in our peer group and survey data. Our competitive analysis includes a review of the base salaries paid by our peer group companies to their executive officers and survey data. For fiscal year 2023, the Compensation and Human Capital Committee reviewed and approved the base salaries shown below.

Named Executive Officer	Base Salary (Annualized Rate)
	Fiscal Year 2023	Fiscal Year 2022	% Change
William T. Bosway	$850,000	$825,000	3.0%
Timothy F. Murphy	$473,089	$459,310	3.0%
Janet A. Catlett	$385,000	n/a	n/a
Katherine E. Bolanowski	$386,664	$370,013	4.5%
Jeffrey J. Watorek	$257,500	$250,000	3.0%

Annual Management Incentive Compensation Plan
Our annual MICP is designed to provide alignment between executive management’s cash compensation with stockholder interests by rewarding management for achievement of performance targets that the Compensation and Human Capital Committee believes will enhance stockholder value. The performance targets and weightings are reviewed by the Compensation and Human Capital Committee with management on an annual basis and adjusted if deemed appropriate by the Compensation and Human Capital Committee.
The Compensation and Human Capital Committee reviews and alters the weightings and the targets to ensure the management team focuses on the key metrics during different periods. Sixty-five percent (65%) of the overall annual MICP payout is based on adjusted net sales and adjusted EPS, which are evaluated in a nine-by-nine matrix with a payout between 35% to 200% of target. The 35% payout is earned if both adjusted net sales and adjusted EPS meet the threshold levels of achievement, and 200% is earned if both adjusted net sales and adjusted EPS meet or exceed the 200% achievement levels. If either actual adjusted net sales or actual adjusted EPS is less than the threshold level of achievement, the payout percentage is zero. The remaining thirty-five percent (35%) of the overall annual MICP payout is based on days working capital ("DWC") with a payout between 35% to 200% of target. The 35% payout is earned if the DWC threshold level of achievement is met, and the 200% payout is earned if the actual DWC meets or exceeds the 200% achievement level. If actual DWC is less than the threshold level of achievement, the payout percentage is zero. See the detailed description of adjusted net sales, adjusted EPS and DWC in Appendix A.
The following graphic illustrates the weighting of the performance goals and the calculation of the financial performance goals of the 2023 annual MICP.

2024 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2023 Design		x		x			+

9-by-9 Matrix

	Base Salary ($)		Target Annual Incentive Compensation Percentage (%)		Adjusted Net Sales	Adjusted EPS		DWC

					Weighted 65%			Weighted 35%

The targets and thresholds for the achievement of annual MICP awards for fiscal year 2023 compared to actual achievement and payout factor are as follows:

Level of Achievement	Adjusted Net Sales (in millions)	Adjusted EPS	DWC

Threshold	$1,230	$3.20	64.1
100% Achievement	$1,389	$3.61	57.0
200% Achievement	$1,563	$4.06	50.4

Actual	$1,374	$4.11	58.6

Payout Factor	137.5%		78.0%
Weighting	65%		35%

MICP Payout Percentage	89.4%		27.3%

Targeted annual incentive compensation under the annual MICP as a percentage of executive officer base salaries along with the potential payouts at target and actual are as follows:

Named Executive Officer	Targeted Annual Incentive Compensation as a Percentage of Base Salary	Base Salary	Potential Payout At Target	Actual
				Payout Percentage	Payout At Actual
William T. Bosway	120%	$850,000	$1,020,000	116.7%	$1,190,340
Timothy F. Murphy	60%	$473,089	$283,853	116.7%	$331,257
Janet A. Catlett (1)	40%	$256,667	$102,667	116.7%	$119,812
Katherine E. Bolanowski	35%	$386,664	$135,332	116.7%	$157,933
Jeffrey J. Watorek	25%	$257,500	$64,375	116.7%	$75,126

(1) Base Salary prorated as Catlett was hired and appointed as Vice President and Chief Human Resources Officer effective April 26, 2023.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Human Capital Committee believes that incentivizing management to deliver improved earnings with a focus on the efficient use of capital will provide stockholders with value as higher profits and lower working capital requirements lead to increased cash flow used to fund growth initiatives of the Company, including acquisitions.
In addition, the Compensation and Human Capital Committee believes the combination of the three financial performance targets of adjusted net sales, adjusted EPS, and DWC, incentivizes management to maximize the return on investment for our stockholders. The Compensation and Human Capital Committee concluded that the metrics used in the determination of the annual MICP payout are effectively connected to the creation of stockholder value.
The Compensation and Human Capital Committee uses adjusted financial information to determine the incentive compensation paid to NEOs under our performance-based compensation plans in order to keep management motivated to make difficult decisions to drive long-term value creation, such as entering into restructuring plans and making acquisitions and divestitures despite the short-term costs associated with these activities. These items normally are not subject to the budgeting process and cannot necessarily be anticipated.
Equity-based Incentive Compensation
We maintain an equity-based incentive compensation plan known as the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Amended 2018 Plan”). Our Amended 2018 Plan is an integral component of our overall compensation structure and allows the Company to grant equity-based compensation awards to our named executive officers and other eligible management employees.

Long-Term Incentive Plan
The Compensation and Human Capital Committee has provided for grants of equity-based awards to our named executive officers each year under the LTIP. The Compensation and Human Capital Committee grants long-term equity-based awards with a target value, at the time the award is made, equal to a percentage of the executive officer’s base salary. Equity awards consist of time-vested grants of RSUs and performance-based grants of PSUs. Targeted annual incentive compensation under awards of RSUs and PSUs as a percentage of executive officer base salaries during 2023 are as follows:

Named Executive Officer	Target Annual Incentive Compensation of 2023 RSUs	Annual Award of RSUs as a Percentage of Base Salary	Target Annual Incentive Compensation of 2023 PSUs	Annual Award of PSUs as a Percentage of Base Salary
William T. Bosway	$1,062,500	125%	$1,912,500	225%
Timothy F. Murphy	$212,890	45%	$473,089	100%
Janet A. Catlett (1)	$77,000	30%	$179,667	70%
Katherine E. Bolanowski	$115,999	30%	$154,666	40%
Jeffrey J. Watorek	$38,625	15%	$154,500	60%

(1) Target Annual Incentive Compensation of 2023 RSUs and 2023 PSUs prorated respectively as Catlett was hired and appointed as Vice President and Chief Human Resources Officer effective April 26, 2023.

2024 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units
Under the terms of awards of RSUs, vesting occurs in equal installments over a four year period commencing on the first anniversary of the grant date. The vesting conditions which apply to RSUs granted to the executive officers under the Company’s LTIP are designed to reward executives for continuing their employment with the Company and for implementing policies and practices with the goal of increasing the value of the Company’s common stock over a significant period of time.
Performance Stock Units
Under the terms of awards of PSUs, achievement is determined based on ROIC (as defined in the award) in the year of issuance and cliff-vest three years from date of grant. The number of PSUs earned were determined during the 2023 performance period based upon the Company’s ROIC compared to the targeted ROIC. The Compensation and Human Capital Committee has selected ROIC as the performance goal used in determining payouts under awards of PSUs based on stockholder feedback and management’s recommendation.

ROIC is an important metric to be considered when making investment decisions and a focus on ROIC will incentivize management to make careful considerations when allocating capital for equipment, innovative growth opportunities, acquisitions, and other growth initiatives. The Company is actively focusing on portfolio management and has significant capital resources to utilize in acquisitions to expand its position and shape its markets, and as a result, we believe it is challenging to forecast for periods longer than one year. The ROIC metric is a broad measurement of performance that measures profitability, cash flow generation, and asset management, which the Compensation and Human Capital Committee believes is a measure that is indicative of the effectiveness of our executive management team. The Compensation and Human Capital Committee believes that incorporating ROIC as a component of our compensation program aligns executive officer compensation with the interests of our stockholders and the three-year vesting period incentivizes long-term value creation and promotes retention of the Company's executive management team.
Targeted ROIC is determined based upon the budget presented to the Board of Directors by the executive management team. The Compensation and Human Capital Committee approved the 2023 target of 13.1% based on the budgeted financial information presented. The threshold to earn any PSUs under the award was set at 11.9%. The maximum number of shares earned is limited to 200%, which would have required a ROIC of 15.1% or higher to achieve.

In 2023, the NEOs earned 200.0% of the targeted PSUs awarded as the actual ROIC, as calculated in Appendix A, was equal to the 200% level of achievement threshold set by the Compensation and Human Capital Committee.
The following table calculates the number of 2023 PSUs issued and earned:

	William T. Bosway	Timothy F. Murphy	Janet A. Catlett (1)	Katherine E. Bolanowski	Jeffrey J. Watorek
Salary as of grant date	$850,000	$473,089	$256,667	$386,664	$257,500
Annual award of PSUs as a percentage of base salary	225%	100%	70%	40%	60%
Target compensation from award of PSUs	$1,912,500	$473,089	$179,667	$154,666	$154,500
Stock price as of grant date	$53.44	$53.44	$48.40	$53.44	$53.44
PSUs awarded during 2023 at target	35,787	8,852	3,712	2,894	2,891
Percentage of PSUs earned	200.0%	200.0%	200.0%	200.0%	200.0%
PSUs earned during 2023	71,574	17,704	7,424	5,788	5,782

(1) Salary as of grant date prorated as Catlett was hired and appointed as Vice President and Chief Human Resources Officer effective April 26, 2023.

COMPENSATION DISCUSSION AND ANALYSIS

Non-qualified Deferred Compensation Plan
A feature of our Amended 2018 Plan, as described above, is the 2018 MSPP, a non-qualified deferred compensation arrangement, which allows our executive officers to defer receipt of up to 25% of their base salary and up to 100% of their bonus (i.e., annual incentive compensation earned under the MICP). The Compensation and Human Capital Committee approved the establishment of the 2018 MSPP in order to attract, retain and motivate executive officers and a select group of management employees.
Under the 2018 MSPP, if an executive officer elects to defer receipt of a portion of his or her base salary or bonus, the dollar amount deferred is credited to a deferral account (“Deferral Account”). The base salary and bonus amounts deferred are able to achieve an investment return based on the hypothetical investment of such amounts among investment alternatives selected by the executive officer, which are substantially similar to the investment alternatives available to participants in the Company’s 401(k) Plan and include hypothetical units that track the Company's common stock (“Deferral Units”). Each executive officer’s Deferral Account will reflect the amounts of base salary and bonus deferred by the executive officer, along with any earnings or losses that would have been realized on those amounts had they been invested in the investment alternatives chosen by the executive officer.

If the executive officer chooses Deferral Units (i.e., the hypothetical units that track the Company’s common stock) as the investment alternative, the value of such officer’s Deferral Account will be determined by the number of Deferral Units credited to the Deferral Account based on the amounts of base salary and bonus deferred by the executive officer, multiplied by the value of the Company’s common stock (which is calculated in accordance with the 2018 MSPP).
The Company will match up to 40% of the base salary amount deferred by executive officers and will match 80% up to the first 50% of the bonus amount deferred and 40% of the excess bonus amount deferred. The dollar amount of the match is credited to a deferred matching account ("Matching Account") with the corresponding number of hypothetical units that track the common stock of the Company (“Matching Units”) determined in accordance with the 2018 MSPP.
Payments of the amounts in an executive officer’s Deferral Account, including the base salary and bonus deferred and the investment return that would have been realized had such amounts been invested in the investment alternatives selected by the executive officer, including the value of any Deferral Units, are made in cash to the executive officer upon a termination of employment. The value of the executive officer’s Matching Account is also paid in cash to the executive officer if the executive officer's employment is terminated after the fifth anniversary of the executive officer's vesting commencement date, or if the executive officer’s employment is terminated by the Company without "cause," by the executive officer for "good reason," or due to death or disability, before the executive officer reaches the fifth anniversary of the executive officer's vesting commencement date.
The Matching Units are forfeited if the executive officer’s employment is terminated, for any reason other than a change in control transaction, termination by the Company without cause, a resignation for good reason, and death or disability, before the executive officer reaches the fifth anniversary of the executive officer's vesting commencement date.
Prior to the deferral, the executive officer elects whether to receive payment of the amounts determined above in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, in each case, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the executive officer’s account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus 2%.
We believe the 2018 MSPP furthers our compensation objectives of aligning the interests of our executive officers with stockholder interests by providing the executive officers an opportunity to increase post-termination compensation as a result of increases in the value of the Company’s common stock over their careers.

2024 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the amount each named executive officer deferred into the 2018 MSPP, the number of Deferral Units credited to their 2018 MSPP accounts, and the Matching Units credited to their 2018 MSPP accounts during 2023:

Named Executive Officer	Deferred Compensation ($)	Deferral Units and Matching Units Credited to 2018 MSPP
		Officer Deferrals (#)	Company Match (#)
William T. Bosway	$894,470	14,863	10,341
Timothy F. Murphy	$307,804	6,118	3,275
Janet A. Catlett	$61,738	—	380
Katherine E. Bolanowski	$185,272	—	1,812
Jeffrey J. Watorek	$81,547	—	317

Retirement Plans
Our executive officers are entitled to participate in our Gibraltar 401(k) Plan. The Company provides a 100% match of the first three-percent of compensation deferred, and 50% match on the next two-percent of compensation deferred. Participants are fully vested in all Company matching contributions. The Company does not provide any other retirement benefits aside from the 401(k) Plan.

Perquisites and Other Benefits
We annually review the perquisites that executive officers receive. The perquisites offered to our executive officers in 2023 include personal use of Company automobiles, health-care benefits, including healthcare expense reimbursement, and tax planning services.
Change in Control Benefits
Our executive officers have been a key component in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive officers are aligned with the long-term success of the Company. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to vigorously negotiate the optimal financial terms for our stockholders in the event of any potential, future change in control transactions. As a result, the Company has adopted the Gibraltar Industries, Inc. Change in Control Executive Severance Plan ("CiC Plan") to provide severance pay and benefits to our executive officers. The Company has entered into a CiC Plan Participation Agreement with each of our executive officers. Our CiC Plan benefits for our executive officers provide for the protection of previously granted equity-based incentive compensation and provide for a cash payment upon a "double trigger" event, which would be the consummation of the change in control transaction and subsequent termination of employment.
For more information concerning amounts our executive officers are entitled to receive upon a termination of employment and change in control, see “Potential Payments Upon Termination or Change in Control” below.
Generally Available Benefit Programs
The executive officers also participate in the Company’s other generally available benefit plans on the same terms as other employees at the Company’s headquarters. These plans include vacation, medical and dental insurance, life insurance, a salary continuation plan providing short-term disability benefits.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Compensation Grant Practices

Executive equity awards are approved at regularly scheduled Compensation and Human Capital Committee meetings, at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date of equity awards approved by the Compensation and Human Capital Committee is either the date of Committee approval or a date subsequent to the approval date as specified by the Compensation and Human Capital Committee. The timing of equity awards has not been coordinated with the release of material non-public information.

Clawback Policy

Clawback Policy Prior to October 2, 2023
If the independent members of the Board of Directors, or a committee thereof, determine that an executive officer has engaged in fraudulent conduct that results in a restatement of the Company’s financial statements previously filed with the SEC, the independent directors may take a range of actions to remedy the conduct and prevent its recurrence. Actions would vary depending on the facts and circumstances as determined by the independent directors, and may include seeking reimbursement as deemed appropriate under the circumstances with respect to any bonus, incentive payment, equity award, or other compensation paid or awarded to the executive officer of the Company who has engaged in fraudulent conduct where such compensation was predicated upon any financial results or operating metrics that were the product of fraudulent conduct.
New Clawback Policy Adopted as of October 2, 2023
As required by the listing standards adopted by Nasdaq as a result of SEC rulemaking, the Board of Directors recently adopted a new Policy for the Recovery of Erroneously Awarded Compensation. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by its executive officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statement that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, an executive officer for recoveries under this policy.
The recovery period under the policy is three full years preceding the date the Board of Directors or a committee thereof concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former executive officer with a written demand for repayment or return and the method thereof. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.
This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.gibraltar1.com.

2024 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

Executive Stock Ownership Policy

In accordance with the Company's Stock Ownership Policy, the Chief Executive Officer is required to hold 500% of his or her base salary in shares of the Company's common stock or other permitted equity interest within five years following his or her appointment. Also in accordance with this policy, the Chief Financial Officer and Vice Presidents are required to hold 300% and 50% of their base salary, respectively, in shares of the Company's common stock or other permitted equity interest within three years following their appointment. For purposes of determining value of shares held, shares include common stock owned by the officer and those owned by spouse and/or minor children. Performance stock units and restricted stock units settled in the Company's common stock are considered equity interest for this purpose. The value of shares held is determined based on current fair market value and in the case of options, based on the difference between the exercise price and fair market value per share.
This policy is available on our website at www.gibraltar1.com.

Hedging and Pledging Company Securities Policy

Under our insider trading policy, the Company has adopted a policy that prohibits any director or executive officer from engaging in hedging transactions related to, or from pledging or creating a security interest in the Company's Common Stock that the director or officer directly or indirectly owns and controls. No director or executive officer has hedged or pledged any shares of the Company's Common Stock.
Our Insider Trading Policy is available on our website at www.gibraltar1.com.

Tax Considerations

Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.
If a company makes "parachute payments," Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting "excess parachute payments" and Section 4999 of the Code imposes on a "disqualified individual" a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to disqualified individuals that are contingent upon a change in control in an amount equal to or greater than three times the disqualified individual’s base amount (in general, the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds one time the disqualified individual’s base amount. The CiC Plan and CiC Plan Participation Agreements and the Company’s equity incentive plans may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. The Company does not pay any tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee has reviewed and discussed the contents of the above Compensation Discussion and Analysis section of this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K filed February 21, 2024.

COMPENSATION AND HUMAN CAPITAL COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

Craig A. Hindman (Chair)
Gwendolyn G. Mizell
Linda K. Myers
Atlee Valentine Pope

2024 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2023, 2022, and 2021
Name and Principal Position	Year	Salary (3) ($)	Stock Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)
William T. Bosway Chairman of the Board, President and Chief Executive Officer	2023	845,481	2,974,951	1,190,340	494,408	23,439	5,528,619
	2022	825,000	2,887,445	683,100	82,500	20,605	4,498,650
	2021	803,365	2,887,488	—	301,455	23,078	4,015,386
Timothy F. Murphy Senior Vice President and Chief Financial Officer	2023	470,598	685,902	331,257	161,153	25,742	1,674,652
	2022	457,663	665,943	190,154	45,766	26,752	1,386,278
	2021	446,539	652,525	—	145,661	27,398	1,272,123
Janet A. Catlett (1) Vice President and Chief Human Resources Officer	2023	256,173	256,665	119,812	24,580	3,637	660,867

Katherine E. Bolanowski (2) General Counsel, Vice President and Secretary	2023	383,654	270,620	157,933	91,981	12,685	916,873
	2022	367,799	240,499	89,358	36,780	6,590	741,026

Jeffrey J. Watorek Vice President and Treasurer	2023	256,144	193,079	75,126	16,309	16,102	556,760
	2022	248,408	187,436	43,125	4,968	14,986	498,923
	2021	239,442	209,231	—	9,963	24,316	482,952

(1)Catlett was hired and appointed as Vice President and Chief Human Resources Officer effective April 26, 2023.
(2)Bolanowski was appointed as General Counsel, Vice President and Secretary effective February 22, 2022.
(3)This column may vary from the amounts disclosed in the CD&A on page 36 as a result of the timing of the salary increase during 2023 for Bosway, Murphy, Bolanowski and Watorek. This column includes salary amounts deferred at the direction of the NEO to the 2018 MSPP, a non-qualified deferred compensation plan, for an equal amount in the grant of Deferral Units. The deferred salary amounts, which are equal to the grant date fair values, are as follows: Bosway $211,370; Murphy $117,650; Catlett $61,738; Bolanowski $95,914; and Watorek $38,422. Further information regarding the grant date fair value credited to the NEOs and the corresponding Deferral Units that track the common stock of the Company can be found in the Grants of Plan-Based Awards Table and Non-qualified Deferred Compensation Table.
(4)This column represents the grant date fair value of (a) time-vested RSUs and (b) PSUs granted that year under the 2018 Equity Incentive Plan. Fair value was calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. The grant date fair value for the 2023 RSUs issued under the annual LTIP program in 2023 are as follows: Bosway $1,062,494; Murphy $212,851; Catlett $77,004; Bolanowski $115,965; and Watorek $38,584. For the 2023 PSUs the assumptions applicable to these valuations can be found in Note 12 of the Notes to Consolidated Financial Statements - Equity-Based Compensation contained in the Gibraltar Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2023. ROIC is considered a performance condition and the grant date fair value used in this table for the 2023 PSUs corresponds with management's expectation of the probable outcome of the performance condition as of the grant date. The grant date fair value for the 2023 PSUs issued under the annual LTIP program in 2023 are as follows: Bosway $1,912,457; Murphy $473,051; Catlett $179,661; Bolanowski $154,655; and Watorek $154,495. The maximum grant date fair value for the 2023 PSUs are as follows: Bosway $3,824,914; Murphy $946,102; Catlett $359,322; Bolanowski $309,310; and Watorek $308,990. The actual number of units earned under 2023 PSUs differed based on the performance of the Company as measured by its actual 2023 ROIC compared to targeted ROIC. Further information regarding these awards can be found above in the CD&A on pages 38 and 39. As a result, the actual compensation that will be earned under these PSUs may vary significantly from the grant date fair value disclosed.
(5)This column represents the amounts earned under the annual MICP for the respective years. The amounts earned for Bosway, Murphy and Bolanowski for 2023 are payable in 2024 but will be deferred and credited to their 2018 MSPP Deferral Accounts respectively at the election of Bosway, Murphy and Bolanowski. The amounts earned for Catlett and Watorek for 2023 are payable in 2024, 50% will be deferred and credited to their 2018 MSPP Deferral Accounts at the election of Catlett and Watorek, respectively.
(6)This column represents the Company matching contributions to the 2018 MSPP, a non-qualified deferred compensation plan. Further information regarding the grant date fair value and the corresponding number of Matching Units credited to the NEOs can be found in the Grants of Plan-Based Awards Table and Non-qualified Deferred Compensation Table.
(7)This column represents the following 2023 all other compensation:

Name	401(k) Match ($)	Heathcare Expense Reimbursement ($)	Personal Use of Company Autos ($)	Tax Planning ($)	Total ($)
William T. Bosway	11,914	7,449	2,406	1,670	23,439
Timothy F. Murphy	13,200	9,994	1,323	1,225	25,742
Janet A. Catlett	1,556	2,081	—	—	3,637
Katherine E. Bolanowski	11,522	1,163	—	—	12,685
Jeffrey J. Watorek	8,709	2,911	4,482	—	16,102

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan-Based Awards in 2023
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards (S)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William T. Bosway	(1)	357,000	1,020,000	2,040,000	—	—	—	—	—
	3/1/2023 (2)	—	—	—	—	—	—	19,882	1,062,494
	3/1/2023 (3)	—	—	—	—	35,787	71,574	—	1,912,457
	3/10/2023 (4)	—	—	—	—	—	—	23,781	1,092,960
	3/31/2023 (5)	—	—	—	—	—	—	439	22,433
	6/30/2023 (5)	—	—	—	—	—	—	363	19,615
	9/30/2023 (5)	—	—	—	—	—	—	334	22,885
	12/31/2023 (5)	—	—	—	—	—	—	287	19,615
Timothy F. Murphy	(1)	99,349	283,853	567,706	—	—	—	—	—
	3/1/2023 (2)	—	—	—	—	—	—	3,983	212,851
	3/1/2023 (3)	—	—	—	—	8,852	17,704	—	473,051
	3/10/2023 (4)	—	—	—	—	—	—	6,620	304,247
	3/31/2023 (5)	—	—	—	—	—	—	855	43,707
	6/30/2023 (5)	—	—	—	—	—	—	707	38,212
	9/30/2023 (5)	—	—	—	—	—	—	652	44,578
	12/31/2023 (5)	—	—	—	—	—	—	559	38,212
Janet A. Catlett	(1)	35,933	102,667	205,334	—	—	—	—	—
	4/26/2023 (2)	—	—	—	—	—	—	1,591	77,004
	4/26/2023 (3)	—	—	—	—	3,712	7,424	—	179,661
	6/30/2023 (5)	—	—	—	—	—	—	98	5,331
	9/30/2023 (5)	—	—	—	—	—	—	152	10,365
	12/31/2023 (5)	—	—	—	—	—	—	130	8,884
Katherine E. Bolanowski	(1)	47,366	135,332	270,664	—	—	—	—	—
	3/1/2023 (2)	—	—	—	—	—	—	2,170	115,965
	3/1/2023 (3)	—	—	—	—	2,894	5,788	—	154,655
	3/10/2023 (4)	—	—	—	—	—	—	1,166	53,615
	3/31/2023 (5)	—	—	—	—	—	—	198	10,109
	6/30/2023 (5)	—	—	—	—	—	—	165	8,923
	9/30/2023 (5)	—	—	—	—	—	—	152	10,411
	12/31/2023 (5)	—	—	—	—	—	—	131	8,923
Jeffrey J. Watorek	(1)	22,531	64,375	128,750	—	—	—	—	—
	3/1/2023 (2)	—	—	—	—	—	—	722	38,584
	3/1/2023 (3)	—	—	—	—	2,891	5,782	—	154,495
	3/10/2023 (4)	—	—	—	—	—	—	188	8,625
	3/31/2023 (5)	—	—	—	—	—	—	40	2,039
	6/30/2023 (5)	—	—	—	—	—	—	33	1,782
	9/30/2023 (5)	—	—	—	—	—	—	30	2,080
	12/31/2023 (5)	—	—	—	—	—	—	26	1,783

(1)Represents threshold, target and maximum payout levels under the annual MICP for 2023 performance. Additional information regarding the design of the annual MICP, including the description of the performance-based conditions applicable to 2023, is included in the CD&A section of this Proxy Statement.
(2)Represents the number of shares underlying time-based RSUs granted in 2023. The Compensation and Human Capital Committee approved the RSUs value for Bosway, Murphy, Bolanowski and Watorek on February 20, 2023 and Catlett on April 9, 2023. Additional information regarding the design of the LTIP is included in the CD&A section of this Proxy Statement.
(3)Represents target and maximum payout levels (number of shares) for PSUs granted in 2023. The Compensation and Human Capital Committee approved the PSUs value for Bosway, Murphy, Bolanowski and Watorek on February 20, 2023 and Catlett on April 9, 2023. There is no threshold payout for reaching the minimum ROIC. Additional information regarding the design of the LTIP, including a description of the performance-based condition applicable to 2023 awards, is included in the CD&A section of this Proxy Statement.

2024 PROXY STATEMENT 47

COMPENSATION OF EXECUTIVE OFFICERS

(4)Consists of Deferral Units (i.e., the hypothetical units that track the Company's common stock) and Matching Units issued under the 2018 MSPP. Deferral Units issued in 2023 of 14,863 units and 4,137 units issued to Bosway and Murphy represent units purchased through deferral of their 2022 MICP, respectively; and 8,918 units, 2,483 units, 1,166 units, and 188 units issued to Bosway, Murphy, Bolanowski, and Watorek represent the Company’s Matching Units related to their deferral of their 2022 MICP, respectively. Additional information regarding the design of the non-qualified deferred compensation plan is included in the CD&A section of this Proxy Statement.
(5)Consists of Deferral Units (i.e., the hypothetical units that track the Company's common stock) and Matching Units issued under the 2018 MSPP. Deferral Units issued in 2023 of 1,981 units issued to Murphy represent units purchased through deferral of salary; and 1,423 units, 792 units, 380 units, 646 units, and 129 units issued to Bosway, Murphy, Catlett, Bolanowski, and Watorek, respectively, represent the Company’s Matching Units. Additional information regarding the design of the non-qualified deferred compensation plan is included in the CD&A section of this Proxy Statement.

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards for each NEO that were outstanding at the end of 2023.

Outstanding Equity Awards at Fiscal Year End 2023
Name	Grant Date	Options Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William T. Bosway	3/2/2020 (1)	—	—	—	4,182	330,294
	3/1/2021 (1)	—	—	—	5,856	462,507
	3/1/2022 (1)	—	—	—	16,456	1,299,695
	3/1/2022 (2)	—	—	—	23,894	1,887,148
	3/1/2023 (1)	—	—	—	19,882	1,570,280
	3/1/2023 (2)	—	—	—	71,574	5,652,915
Timothy F. Murphy	8/8/2011 (3)	—	—	—	10,000	789,800
	1/2/2014 (3)	—	—	—	3,500	276,430
	1/2/2015 (3)	—	—	—	3,500	276,430
	4/3/2017 (4)	5,000	39.55	4/3/2027	—	—
	3/2/2020 (1)	—	—	—	925	73,057
	3/1/2021 (1)	—	—	—	1,150	90,827
	3/1/2022 (1)	—	—	—	3,298	260,476
	3/1/2022 (2)	—	—	—	5,912	466,930
	3/1/2023 (1)	—	—	—	3,983	314,577
	3/1/2023 (2)	—	—	—	17,704	1,398,262
Janet A. Catlett	4/26/2023 (1)	—	—	—	1,591	125,657
	4/26/2023 (2)	—	—	—	7,424	586,348
Katherine E. Bolanowski	3/1/2021 (1)	—	—	—	508	40,122
	3/1/2022 (1)	—	—	—	1,476	116,574
	3/1/2022 (2)	—	—	—	1,905	150,457
	3/1/2023 (1)	—	—	—	2,170	171,387
	3/1/2023 (2)	—	—	—	5,788	457,136
Jeffrey J. Watorek	3/2/2020 (1)	—	—	—	111	8,767
	3/1/2021 (1)	—	—	—	137	10,820
	3/1/2021 (5)	—	—	—	460	36,331
	3/1/2022 (1)	—	—	—	598	47,230
	3/1/2022 (2)	—	—	—	1,931	152,510
	3/1/2023 (1)	—	—	—	722	57,024
	3/1/2023 (2)	—	—	—	5,782	456,662

COMPENSATION OF EXECUTIVE OFFICERS

(1)Each of these awards of time-based RSUs vests in equal annual installments on each of the first four anniversaries of the applicable grant date, subject to such person's continued employment on each vesting date.
(2)Represents PSUs that will be settled in shares of the Company's common stock for which performance conditions have been satisfied based on actual achievement. These units cliff vest on third anniversary of the applicable grant.
(3)Each of these executive retirement RSUs vests upon Murphy's retirement from the Company.
(4)Represents fully-vested options granted to Murphy which provide him with the right to purchase up to 5,000 shares of common stock of the Registrant at the exercise price.
(5)Represents discretionary RSUs awarded to Watorek. Discretionary RSU awards vest and are payable, solely in shares of common stock of the Company, at the end of three years beginning on March 1st, 2021 ending on March 1st, 2024 or, if earlier, upon death or disability. These RSUs are forfeited if employment is terminated before March 1st, 2024, for reasons other than death or disability.

Option Exercises and Stock Vested in 2023
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William T. Bosway	—	—	43,632	2,332,887
Timothy F. Murphy	—	—	12,738	681,116
Katherine E. Bolanowski	—	—	746	39,866
Jeffrey J. Watorek	—	—	3,429	183,367

Non-qualified Deferred Compensation
Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
William T. Bosway	894,470	494,408	1,164,967	—	4,865,440	(5)
Timothy F. Murphy	307,803	161,153	1,544,664	—	5,570,998
Janet A. Catlett	61,452	24,580	2,106	—	88,139	(5)
Katherine E. Bolanowski	185,272	91,981	96,210	—	597,722	(5)
Jeffrey J. Watorek	59,984	16,309	27,789	—	193,767

(1)Represents for each of Bosway, Murphy, Bolanowski and Watorek, the deferred amount of annual incentive compensation awards earned under the MICP during 2022 that was included as compensation and presented in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2022: $683,100, $190,154, $89,358, and $21,562, respectively; and for each of Bosway, Murphy, Catlett, Bolanowski and Watorek, salary deferrals in 2023. Amounts included as compensation and presented in the "Salary" column of the Summary Compensation Table for 2023 are $211,370, $117,649, $61,452, $95,914, and $38,422 for Bosway, Murphy, Catlett, Bolanowski and Watorek, respectively.
(2)Represents the matching contributions from the Company related to, for each of Bosway, Murphy, Bolanowski and Watorek, the deferred amount of the annual incentive compensation awards earned under the MICP during 2022: $409,860, $114,093, $53,615, and $8,625, respectively; and for each of Bosway, Murphy, Catlett, Bolanowski and Watorek, salary deferrals in 2023: $84,548, $47,060, $24,580, $38,366, and $7,684, respectively. These amounts reported are included as compensation and presented in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column in the Summary Compensation Table for 2023.
(3)Represents the associated earnings on the balance of each participating NEO’s account under the Management Stock Purchase Plan and 2018 MSPP during 2023, respectively. Please see the description of the Non-qualified Deferred Compensation Plan on page 40 above. Amounts reported are not included as compensation in the Summary Compensation Table above.
(4)Amounts previously reported as compensation to Bosway, Murphy, Bolanowski and Watorek in the Summary Compensation Table for previous years is $3,308,301, $3,066,462, $218,088, and $155,112, respectively.
(5)Amount includes $1,742,732, $22,949, and $185,942 attributable to Matching Units for Bosway, Catlett and Bolanowski under the 2018 MSPP, respectively, that will vest on each of their fifth anniversary of their respective vesting commencement date, if they continue their employment through such date.

2024 PROXY STATEMENT 49

COMPENSATION OF EXECUTIVE OFFICERS

Pay Ratio

We are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee including (i) the median of the annual total compensation of the employees of Gibraltar, except the CEO (“median employee”); (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of the annual total compensation of the CEO to the amount of the median annual total compensation of the employees of the Company, except the CEO.
The rules pertaining to this CEO Pay Ratio disclosure permit us to use that same median employee for up to three years. During 2023, there were no impactful changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Consequently, we did not identify a new median employee for 2023. In 2022, we elected to re-identify our median employee and we selected December 31, 2021 as the date upon which we would identify the median employee for 2021. The Company’s median employee was identified using the annual total compensation as determined from the Company’s payroll records for the twelve-month period ended December 31, 2021 for the employees of Gibraltar, except the CEO of Gibraltar, that were employed as of December 31, 2021. The total compensation of employees hired during the year and employed as of December 31, 2021 was annualized. Of the Company's 2,021 employees as of December 31, 2021, 1,989 employees were considered for identifying the median employee. Thirty-two non-U.S. employees in Asia accounted for 1.6% of Gibraltar’s employees as of December 31, 2021, and therefore were excluded under the “de minimis” exemption. We converted compensation for employees paid in currencies other than U.S. dollar into U.S. dollars based on exchange rates as of the end of 2021. We examined a small group of employees for whom annual total compensation as determined from the Company's payroll records was within a few dollars around the median. From this group, we selected an individual we determined to be reasonably representative of our median employee.
As calculated using the methodology required for the Summary Compensation Table, the annual total compensation of Mr. Bosway for 2023 was $5,527,638. The annual total compensation of the selected median employee using the same methodology for 2023 was $61,249. As a result, the calculated ratio of the CEO's annual total compensation to the median employee annual total compensation is 90 to 1 for 2023. This ratio is a reasonable estimate calculated in the manner consistent applicable SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies apply as permitted under the SEC rules, our reported pay ratio may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On (5):		Net Income (thousands)	Return on Invested Capital (ROIC) (7)
					Total Shareholder Return	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,528,619	$11,757,037	$952,288	$1,715,664	$157	$168	$110,533	15.10%
2022	$4,498,650	$1,837,010	$973,521	$505,284	$91	$128	$82,406	12.71%
2021	$4,015,386	$1,084,292	$958,208	$352,480	$132	$141	$75,629	11.30%
2020	$4,478,318	$7,389,974	$1,333,898	$2,060,202	$143	$112	$64,566	17.59%

(1)The PEO is Bosway our Chief Executive Officer who has been CEO since 2019.

(2)To calculate Compensation Actually Paid ("CAP") for the PEO, the following adjustments were made to the SCT total in accordance with SEC methodology for determining CAP for each year shown:

COMPENSATION OF EXECUTIVE OFFICERS

Year	2023	2022	2021	2020
PEO	Bosway	Bosway	Bosway	Bosway
SCT Total Compensation	$5,528,619	$4,498,650	$4,015,386	$4,478,318
Less: Stock Award Values Reported in SCT for the Covered Year	$(2,974,951)	$(2,887,445)	$(2,887,488)	$(2,769,105)
Plus: Year-End Fair Value for Stock Awards Granted in the Covered Year	$7,223,195	$2,102,910	$780,890	$4,173,818
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$1,667,843	$(1,638,008)	$(777,993)	$1,502,807
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$312,331	$(239,097)	$(46,503)	$4,136
Compensation Actually Paid	$11,757,037	$1,837,010	$1,084,292	$7,389,974

(3)The non-PEO NEOs as a group included for purposes of calculating the average amounts in each applicable year are as follows:
2023: Murphy, Catlett, Bolanowski and Watorek
2022: Murphy, Bolanowski, Watorek, Burns and Jensen
2021: Murphy, Watorek, Burns and Jensen
2020: Murphy, Syvrud, Watorek, Heard and Burns

(4)To calculate CAP for the Non-PEO NEOs, the following adjustments were made to the SCT total in accordance with SEC methodology for determining CAP for each year shown:

Year	2023	2022	2021	2020
Non-PEO NEOs	See Note 3	See Note 3	See Note 3	See Note 3
Average SCT Total Compensation	$952,288	$973,521	$958,208	$1,333,898
Less: Average Stock Award Values Reported in SCT for the Covered Year	$(351,567)	$(427,869)	$(465,253)	$(557,480)
Plus: Average Year-End Fair Value for Stock Awards Granted in the Covered Year	$891,763	$303,370	$107,105	$862,274
Average Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$58,968	$(246,093)	$(249,179)	$317,929
Average Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$164,212	$(97,645)	$1,599	$103,581
Average Compensation Actually Paid	$1,715,664	$505,284	$352,480	$2,060,202

(5)The comparison of total shareholder returns assumes that $100 was invested in Gibraltar Industries, Inc. and the S&P SmallCap 600 Industrials Index during the period commencing on December 31, 2019 and ending on the last day of the covered fiscal year, and that dividends were reinvested when paid.

(6)The selected peer group is the S&P SmallCap 600 Industrials Index.

(7)The Company-selected measure, which is a measure the Company believes represents the most important financial performance not otherwise presented in the table above that the Company uses to link CAP to the NEOs for fiscal year 2023 to the Company's performance is Return on Invested Capital ("ROIC"), a non-GAAP measure. ROIC is defined as adjusted net income before interest (defined as income from continuing operations, as reported in the Company's audited financial statements plus after tax restructuring charges, senior leadership transition costs, acquisition related items, portfolio management, other special costs or intangible asset impairment charges, if any in applicable year, and tax effected interest expense), divided by average adjusted invested capital (the 13-month average of total stockholders' equity adjusted for special charges plus debt, minus cash for the applicable year). While the Company uses numerous financial measures for purposes of evaluating performance for the Company's compensation programs, the Company has determined that ROIC is the financial performance measure that, in the Company's assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company's NEOs, for the most recently completed fiscal year, to Company performance.

Performance Measures
The items listed below represent the most important performance measures used by the Company in 2023 to determine CAP, as described in greater detail in the "Compensation Philosophy and Pay-for-Performance" in the CD&A section of this Proxy Statement:

2024 PROXY STATEMENT 51

COMPENSATION OF EXECUTIVE OFFICERS

Most Important Performance Measure	Nature
Return on invested capital	Financial measure
Net sales	Financial measure
Adjusted EPS	Financial measure
Days working capital	Financial measure

Relationship between Pay and Performance Below are graphs showing the relationships between CAP and the performance measures presented in the table above.

CAP vs. TSR
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Actually Paid ($ thousands)
$180
$175
$170
$165
$160
$155
$150
$145
$140
$135
$130
$125
$120
$115
$110
$105
$100
$95
$90
$85
$80
Total Shareholder Return
2020
2021
2022
2023
CAP PEO ($ thousands)
CAP Non-PEO ($ thousands)
Company TSR
Peer TSR

COMPENSATION OF EXECUTIVE OFFICERS

CAP vs. Net Income
Compensation Actually Paid ($ thousands)
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income ($ thousands)
$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2020
2021
2022
2023
CAP PEO ($ thousands)
CAP Non-PEO ($ thousands)
Net Income ($ thousands)

CAP vs. ROIC
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Actually Paid ($ thousands)
20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
ROIC
2020
2021
2022
2023
CAP PEO ($ thousands)
CAP Non-PEO ($ thousands)
ROIC

2024 PROXY STATEMENT 53

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments on Termination or Change in Control
The following section describes and quantifies potential payments to the NEOs under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2023.
Severance Agreement
Upon termination without cause or a voluntary termination with good reason of Mr. Bosway, the Company's Chairman of the Board, President and Chief Executive Officer, is entitled to a severance payment payable in equal installments over the two (2) year period following termination of employment in an amount equal to two (2) times Mr. Bosway's base salary.
Restricted Stock Units
The awards of time-based RSUs which the Company has made to its executive officers provide that the RSUs will be paid in shares of the Company’s stock if the employment of the executive officer is: (i) terminated by the Company without cause, (ii) in the case of the CEO, terminated for “good reason,” or (iii) terminated after one year from the date of grant if the executive officer has attained age 60 and completed at least five years of service to the Company. In each case, a termination without cause will be considered to have occurred if the executive officer’s employment is terminated by the Company for any reason other than a determination by the Compensation and Human Capital Committee that the executive officer has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business. Additionally, the awards of RSUs provide that if a change in control of the Company occurs and, in connection with the change in control, the successor does not expressly assume the RSUs or issue to the executive officers a substitute award, then the executive officers will be entitled to payment for RSUs outstanding on the date the change in control occurs.
Performance Stock Units
The awards of PSUs that the Company has made to its executive officers provide that if an executive officer’s employment is terminated by the Company without cause or after one year from the date of grant if the executive officer has attained age 60 and completed at least five years of service to the Company, the executive officer will be entitled to payment for the PSUs earned prior to termination. Additionally, the awards of PSUs provide that if a change in control (as defined in the award agreements) of the Company occurs and, in connection with the change in control, the successor does not expressly assume the PSUs or issue to the executive officers a substitute award, then the executive officers will be entitled to payment for PSUs earned prior to the change in control together with payment, at the targeted performance level, for PSUs with performance periods ending after the date the change in control occurs.
Change in Control Agreements
Under our CiC Plan, the Company has entered into a CiC Plan Participation Agreement with each executive officer. The Company’s CiC Plan contains double trigger payment provisions, which means that an eligible executive in the CiC Plan may be eligible to receive a severance and COBRA subsidy payment if the executive’s employment is terminated as of a Change in Control or within the twenty-four (24) months after a Change in Control and such termination is (i) by a member of the Company Group (as defined in the CiC Plan) without Cause (as defined by the CiC Plan), which, for the avoidance of doubt, does not include a termination due to death or Disability (as defined by the CiC Plan), or (ii) due to the executive’s resignation for Good Reason, as defined by the CiC Plan.
If the double trigger requirements are met under the CiC Plan, the eligible executive shall be entitled to receive the Accrued Amounts (as defined in the CiC Plan), including accrued and unpaid base salary, reimbursement for all incurred but unreimbursed expenses, and benefits to which the eligible executive may be entitled, and if the eligible executive also executes and delivers to the Company a general release of claims in accordance with the terms of CiC Plan, then the Company will make a single lump sum payment of:
(i)    severance to the eligible executive in a total amount equal to: (a) in the case of the CEO, two-and-a-half times the sum of twelve (12) months’ worth of the CEO’s base salary plus the CEO’s target annual cash incentive bonus for the calendar year that includes effective date of termination, or (b) in the case of an eligible executive other than the CEO, two times the sum of twelve (12) months’ worth of base salary plus the executive’s target annual cash incentive bonus for the calendar year that includes effective date of termination; and

COMPENSATION OF EXECUTIVE OFFICERS

(ii)    a COBRA subsidy to the eligible executive in a total amount equal to: (a) in the case of the CEO, two-and-a-half times the total of twelve (12) months’ worth of an amount equal to the difference between the “applicable premium” under COBRA for such coverage elected by the CEO and the employee contribution amount that the CEO pays per month for coverage as of the relevant date of termination, or (b) in the case of an eligible executive other than the CEO, two times the total of twelve (12) months’ worth of an amount equal to the difference between the “applicable premium” under COBRA for such coverage elected by the executive and the employee contribution amount that such executive pays per month for coverage as of the relevant date of termination.
In the Company's CiC Plan, a Change in Control will be deemed to occur if: (a) during any twelve-consecutive month period, any “person” or group of persons other than the Company or affiliate of the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty-five percent (35%) or more of the then outstanding voting stock of the Company; or (b) a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or (c) the Company enters into an agreement between the Company and any one or more other persons, firms, corporations or other entities providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement and the executive officer's employment with or service to the Company or the entity which is the survivor of the anticipated consolidation, merger, or other reorganization of the Company, other than any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization transaction is terminated during the period beginning on the date the agreement is executed and ending on the earlier of: (1) the date the transaction contemplated by the agreement is consummated; and (2) the date the agreement is terminated; provided that, for this purpose only, the date on which the Change in Control shall be deemed to have occurred is the date the executive officer's employment is terminated; or (d) the consummation of a consolidation, merger, or other reorganization of the Company, other than any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization. For the avoidance of doubt, an executive whose termination of employment results in a “Change in Control” as defined in the CiC Plan and marks the beginning of the “Change in Control Protection Period” as defined in the CiC Plan will be eligible to receive the severance and COBRA subsidy payment under the terms of the CiC Plan to the extent the executive satisfies the release requirement.
The severance and COBRA subsidy payment will be paid to the eligible executive on the Company’s first regularly scheduled pay date that is on or after the date that the release requirement is satisfied, provided that such payment will not be made after March 15 of the calendar year following the calendar year in which the eligible executive receives the release after the date of termination. The severance and COBRA subsidy payment under the CiC Plan is not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payment could be subject to reduction or require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of the Company.

2024 PROXY STATEMENT 55

COMPENSATION OF EXECUTIVE OFFICERS

Payments upon Termination of Employment
The following table sets forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined (i) as if the employment of the executive officer was terminated on December 31, 2023 and (ii) using the December 31, 2023 closing price per share of the Company’s stock of $78.98. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2023, and that, at the time of such retirement, the executive satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program, and had not met the one year from date of grant time-lapse requirement.

Name	Termination by Reason	Severance Agreement (1) ($)	Supple- mental Salary Continua- tion (2) ($)	Non- equity Incentive Compen- sation (3) ($)	Non- qualified Deferred Compen- sation (4) ($)	Long-term Incentive Plan (5) ($)	Total ($)
William T. Bosway	Voluntary Termination	—	—	—	3,122,708	—	3,122,708
	Voluntary Termination for Good Reason	1,700,000	—	1,904,544	4,865,440	11,202,839	19,672,823
	Retirement	—	—	1,904,544	4,865,440	3,979,644	10,749,628
	Termination without Cause	1,700,000	—	1,904,544	4,865,440	11,202,839	19,672,823
	Termination for Cause	—	—	—	3,122,708	—	3,122,708
	Death	—	—	1,904,544	4,865,440	11,202,839	17,972,823
	Disability	—	412,500	1,904,544	4,865,440	11,202,839	18,385,323
Timothy F. Murphy	Voluntary Termination	—	—	—	5,570,998	2,431,100	8,002,098
	Retirement	—	—	530,011	5,570,998	2,431,100	8,532,109
	Termination without Cause	—	—	530,011	5,570,998	4,143,939	10,244,948
	Termination for Cause	—	—	—	5,570,998	2,431,100	8,002,098
	Death	—	—	530,011	5,570,998	4,143,939	10,244,948
	Disability	—	236,545	530,011	5,570,998	4,143,939	10,481,493
Janet A. Catlett	Voluntary Termination	—	—	—	65,190	—	65,190
	Retirement	—	—	191,699	88,139	—	279,838
	Termination without Cause	—	—	191,699	88,139	712,005	991,843
	Termination for Cause	—	—	—	65,190	—	65,190
	Death	—	—	191,699	88,139	712,005	991,843
	Disability	—	192,500	191,699	88,139	712,005	1,184,343
Katherine E. Bolanowski	Voluntary Termination	—	—	—	411,780	—	411,780
	Retirement	—	—	252,693	597,722	307,153	1,157,568
	Termination without Cause	—	—	252,693	597,722	935,676	1,786,091
	Termination for Cause	—	—	—	411,780	—	411,780
	Death	—	—	252,693	597,722	935,676	1,786,091
	Disability	—	193,332	252,693	597,722	935,676	1,979,423
Jeffrey J. Watorek	Voluntary Termination	—	—	—	193,767	—	193,767
	Retirement	—	—	97,664	193,767	255,658	547,089
	Termination without Cause	—	—	97,664	193,767	769,344	1,060,775
	Termination for Cause	—	—	—	193,767	—	193,767
	Death	—	—	97,664	193,767	769,344	1,060,775
	Disability	—	128,750	97,664	193,767	769,344	1,189,525

COMPENSATION OF EXECUTIVE OFFICERS

(1)The amount shown represents the aggregate payments that would be made upon Bosway’s termination equal to 200% of his salary.
(2)The amount shown represents payments Bosway, Murphy, Catlett, Bolanowski, and Watorek would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate office. Bosway, Murphy, Catlett, Bolanowski, and Watorek each qualify for six months of salary continuation under this plan based on service.
(3)The amounts shown in this row represent the amount earned under the MICP for 2023 which was deferred into the 2018 MSPP by Bosway, Murphy, Catlett, Bolanowski, and Watorek, and therefore the amount in the retirement row includes the Company match as we assume Bosway, Catlett, and Bolanowski attained their fifth anniversary vesting commencement date to calculate retirement payments. It is the Company’s policy to pay amounts due under the MICP to participants when their employment is terminated without cause.
(4)The amounts shown in this column represent the market value of RSUs that would convert to a cash balance upon the occurrence of each respective reason of termination.
(a) The amount is payable in accordance with Bosway's, Catlett's, Bolanowski's, and Watorek's respective deferral elections, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of their respective deferrals. Bosway, Catlett, and Bolanowski have not reached their fifth anniversary vesting commencement date, and therefore under the 2018 MSPP would not vest in the Company’s matching contributions upon the occurrence of each respective reason of termination, except retirement (which presumes Bosway, Catlett, and Bolanowski attained their fifth anniversary vesting commencement date), voluntary termination for good reason, termination without cause, death, and disability. Watorek has attained his fifth anniversary vesting commencement date, and therefore under the 2018 MSPP the Company's matching contributions would convert to a cash balance upon the occurrence of each respective reason of termination.

(b) The amount is payable in accordance with Murphy's deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of Murphy's deferral. Murphy (i) has attained his fifth anniversary vesting commencement date under the 2018 MSPP and (ii) is over sixty years old, and therefore under the Management Stock Purchase Plan, and under the 2018 MSPP, the Company's matching contributions would convert to a cash balance upon the occurrence of termination for any reason.
(5)The amounts shown in this column represent the market value of RSUs and PSUs that vested or would vest upon the occurrence of the events in each reason of termination as of December 31, 2023. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate. The retirement row presumes Bosway, Catlett, Bolanowski, and Watorek are sixty years old.

Payments upon Change in Control
The following table sets forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into CiC Plan Participation Agreements as described above. For purposes of the payments to be made upon a Change in Control, the tables reflect amounts which would be paid to the executive officers (i) if the Change in Control occurred and the executive officers were terminated on December 31, 2023 and (ii) using the December 31, 2023 closing price per share of the Company’s stock of $78.98.

Value of:	William T. Bosway ($)	Timothy F. Murphy ($)	Janet A. Catlett ($)	Katherine E. Bolanowski ($)	Jeffrey J. Watorek ($)
Lump Sum Cash Payments	4,734,360	1,563,116	1,017,110	1,064,613	650,356
MSPP	—	3,449,341	—	—	—
2018 MSPP (1)	4,865,440	2,121,657	88,139	597,722	193,767
LTIP RSUs (2)	3,662,776	738,937	125,657	328,083	123,841
LTIP PSUs (3)	7,540,063	1,865,192	586,348	607,593	609,172
Retirement RSUs	—	1,342,660	—	—	—
Outstanding Options	—	197,150	—	—	—
Discretionary RSUs	—	—	—	—	36,331
Non-equity Incentive Compensation	1,904,544	530,011	191,699	252,693	97,664
Total ($)	22,707,183	11,808,064	2,008,953	2,850,704	1,711,131

(1)Represents the value of Bosway's, Murphy's, Catlett's, Bolanowski's, and Watorek's respective Deferral Account and Matching Account, of which $4,403,928, $2,121,657, $22,949, $185,942, and $42,927 are the values of the hypothetical investment accounts that track the common stock of the Company.
(2)Represents the value of LTIP RSUs currently issued.
(3)Represents the value of LTIP PSUs currently issued and adjusted for actual performance relative to the 2021, 2022 and 2023 performance periods for Bosway, Murphy, Bolanowski, and Watorek, and the 2023 performance period for Catlett.

2024 PROXY STATEMENT 57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Certain Beneficial Owners
The following table sets forth beneficial ownership information as of March 18, 2024 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock. The percentages of beneficial ownership are based on 30,469,729 shares of our common stock outstanding as of March 18, 2024.

Name and Address	Number of Shares and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	5,430,605	17.8
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	2,819,914	9.3
Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	1,784,122	5.9

(1)Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
(2)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 4) filed with the SEC on January 19, 2024 by BlackRock, Inc. reflecting information as of December 31, 2023. BlackRock, Inc has sole voting power over 5,307,802 shares and sole dispositive power over 5,430,605 shares. This report includes holdings of various subsidiaries of the holding company, and includes ownership of more than 5% of the Company's common stock by iShares Core S&P Small-Cap EFT and BlackRock Fund Advisors.
(3)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 7) filed with the SEC on February 13, 2024 by The Vanguard Group reflecting information as of December 29, 2023. The Vanguard Group has sole voting power over zero shares, shared voting power over 40,962 shares, sole dispositive power over 2,745,896 shares, and shared dispositive power over 74,018 shares.
(4)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP reflecting information as of December 29, 2023. Dimensional Fund Advisors LP has sole voting power over 1,756,130 shares and sole dispositive power over 1,784,122 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management The following table sets forth beneficial ownership information as of March 18, 2024 with respect to each director and NEO, individually, and all executive officers and directors as a group:

Name and Address (1)	Number of Shares and Nature of Beneficial Ownership (2) (#)	Percent of Class (%)
William T. Bosway	84,166	*
Timothy F. Murphy (3)	50,098	*
Mark G. Barberio	13,103	*
Linda K. Myers	11,477	*
Craig A. Hindman	9,298	*
Jeffrey J. Watorek (4)	8,510	*
Gwendolyn G. Mizell	4,577	*
Manish H. Shah	2,460	*
Katherine E. Bolanowski	1,395	*
Janet A. Catlett (5)	397	*
James B. Nish	—	*
Atlee Valentine Pope	—	*
All Directors and Executive Officers as a Group (12 persons)	185,481	0.6

* Less than 1%
(1)The address of each executive officer and director is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219.
(2)Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law. The shares shown as beneficially owned do not include Deferral Units credited to the Company's MSPP or 2018 MSPP, as these units will be settled in cash, nor do they include DSUs, as these are deferred shares that are converted to shares and issued six months after termination of the non-employee director's service.
(3)Includes 5,000 shares of common stock issuable under currently exercisable options outstanding under our 2015 Equity Incentive Plan.
(4)Includes 334 shares allocated to Mr. Watorek’s account in the Gibraltar 401(k) Plan.
(5)Consist of 397 restricted stock units that vest within sixty days.

2024 PROXY STATEMENT 59

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee of the Company’s Board of Directors has appointed the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP has audited the Company’s consolidated financial statements for the past eighteen fiscal years including 2023. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
The Audit and Risk Committee is responsible for the appointment, oversight, and compensation of the Company’s independent registered public accounting firm, which is evaluated on an annual basis. Before selecting Ernst & Young LLP, the Audit and Risk Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit and Risk Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit and Risk Committee’s appointment. In addition, even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit and Risk Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit and Risk Committee determines that a change is in the best interests of the Company.

THE AUDIT AND RISK COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 3.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2023 fiscal year. EY audited our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023 and 2022. Additionally, EY performed certain non-audit services during fiscal 2023 and 2022 that are permitted under the Sarbanes-Oxley Act and related rules of the Securities and Exchange Commission (“SEC”).
The Audit and Risk Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2023 and 2022 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.
Fees Billed to the Company by EY during Fiscal Year 2023 and 2022

Types of Fees	2023	2022

Audit fees	$1,810,610	$1,866,455
Audit-related fees	—	—
Tax fees	7,390	—
All other fees	2,175	2,000
Total	$1,820,175	$1,868,455

Audit Fees
The aggregate fees billed by EY for each of the fiscal years ended December 31, 2023 and 2022, respectively, were for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto.
Audit-Related Fees
There were no audit-related services billed by EY during 2023 and 2022, respectively.
Tax Fees
The aggregate fees billed by EY for the fiscal year ended December 31, 2023 were for services rendered for tax compliance (including tax planning, tax advice, and other tax services). There were no tax services provided by EY during 2022.
All Other Fees
The aggregate fees billed for other products and services for the fiscal years ended December 31, 2023 and 2022, respectively, which related to access to accounting literature and publications.
Pre-Approval for Non-Audit Services Policies and Procedures of the Audit and Risk Committee
The Audit and Risk Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit and Risk Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit and Risk Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors.
The Audit and Risk Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the SEC thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit and Risk Committee is complying with and promoting its purposes, duties, and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety. One hundred percent of the fees billed by EY for other products and services were pre-approved by the Audit and Risk Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Audit and Risk Committee is responsible for reviewing and approving transactions and business relationships with any significant stockholder, director, director nominee, executive officer or other member of senior management, or their family members on an ongoing basis. The Audit and Risk Committee requests and receives from the Company on an annual basis, a list and description of transactions with related parties, as described above, to the extent such transactions are required to be reported in the Company’s Annual Report on Form 10-K and the Company's Proxy Statement pursuant to Regulation S-K, Item 404(a). The Audit and Risk Committee reviews and discusses such transactions with management and the independent auditor, and approves or ratifies such transactions on an annual basis. Prior to approval or ratification of such transactions, the Audit and Risk Committee considers the qualifications of the related party, fees charged to the Company, and the significance of the transaction to the Company and the related party.
There were no transactions with related parties during 2023 for the Audit and Risk Committee to review and approve in accordance with the written policy, as described above, which is included in the Audit and Risk Committee Charter.

2024 PROXY STATEMENT 61

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee currently consists of five directors who are independent as defined in the listing standards of Nasdaq applicable to members of audit committees. A brief description of the responsibilities of the Audit and Risk Committee is set forth above under the caption “Corporate Governance.”
The Audit and Risk Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2023, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). Throughout the year, management kept the Audit and Risk Committee apprised of the progress of its evaluation of internal controls and the Audit and Risk Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Audit and Risk Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures. The Audit and Risk Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit and Risk Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP communications with the Audit and Risk Committee concerning independence, and has discussed with Ernst & Young LLP its independence. Ernst & Young LLP informed the Company that they are not aware of any relationship with the Company that, in their professional judgment, may reasonably be thought to bear on the independence of Ernst & Young LLP.
The Audit and Risk Committee appointed Ernst & Young LLP as Company’s independent public accounting firm.
Based on the review and the discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

James B. Nish (Chair)
Mark G. Barberio
Linda K. Myers
Atlee Valentine Pope
Manish H. Shah

ADDITIONAL INFORMATION
Date, Time, and Place of Annual Meeting
Gibraltar Industries, Inc., a Delaware corporation, is making this Definitive Proxy Statement available to you on or about April 1, 2024 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2024 Annual Meeting of Stockholders. The 2024 Annual Meeting is scheduled to be held on May 1, 2024 at 11:00 A.M., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ROCK2024. You will need to have the 16-digit control number included on your proxy card, or in the instructions that accompanied your proxy materials by the method you consented or elected to receive for delivery. This solicitation is for proxies for use at the 2024 Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Voting Information
Record Date
The Board of Directors has fixed the close of business on March 18, 2024, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2024 Annual Meeting. At the close of business on March 18, 2024, the Company had outstanding and entitled to vote at the Annual Meeting 30,469,729 shares of Common Stock. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.
Solicitation Costs
The cost of the solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers, and employees, without any additional compensation, as well as proxy solicitors. We have retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor in conjunction with the 2024 Annual Meeting. We have agreed to pay Alliance $15,000, plus reasonable out-of-pocket expenses, for proxy solicitation services and to indemnify Alliance and its affiliates against certain claims, liabilities, losses, damages and expenses. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.
Revocability of Proxy
The execution of a proxy will not affect a stockholder’s right to virtually attend the 2024 Annual Meeting and to vote electronically. A stockholder who executes a proxy may revoke it before it is exercised by giving written notice to the Secretary, by attending and electronically voting at the 2024 Annual Meeting, or by submitting another duly executed proxy bearing a later date.
Voting Your Proxy
If the enclosed proxy is properly executed, returned, and received in time for the 2024 Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors (i) FOR the nominees for directors named in this Proxy Statement, (ii) FOR the approval of the advisory resolution on our executive compensation (the “Say-on-Pay” vote) and (iii) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
Vote Required
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. When a quorum is present, to be elected, directors must receive a majority of the votes cast. Each other proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and, entitled to vote, assuming a quorum is present.

2024 PROXY STATEMENT 63

ADDITIONAL INFORMATION

Vote Impact
Proposal		Required Vote	For	Withhold/ Against	Abstain	Broker Non-Votes

1	Election of Directors	Majority of votes cast.	For the director nominee(s)	Against the director nominee(s)	Not a vote cast	Not a vote cast

2	Advisory approval of the Company’s executive compensation (Say-on-Pay)	Majority of shares present that are entitled to vote.	For the proposal	Against the proposal	Against the proposal	Not entitled to vote

3	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of shares present that are entitled to vote.	For the proposal	Against the proposal	Against the proposal	--

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. Nominees for the election of directors must receive more “for” than “against” votes to be elected. If an incumbent director, in an uncontested election, does not receive more "for" than "against" votes, the director is required to tender his or her resignation to the Board of Directors. The Nominating, Governance and Corporate Social Responsibility Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation and publicly disclose its decision and rationale behind it within ninety (90) days of the date election results are certified.
Your shares may be voted on some of the matters to be acted on at the 2024 Annual Meeting if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 is the only stockholder proposal considered a routine matter.

The election of directors and the Say-on-Pay vote are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” The impact of broker non-votes is described in the table above. Please execute your proxy promptly so your shares will be represented at the 2024 Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of December 31, 2023 concerning securities authorized for issuance under the Company’s equity-based incentive compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (4) (#)
Equity Compensation Plans Approved by Security Holders (1)	418,695	$39.55	970,406

(1)Consists of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan, the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan, and the Gibraltar Industries, Inc. Amended and Restated 2016 Stock Plan for Non-Employee Directors. With respect to PSUs that are outstanding under the Omnibus Plans, if the related performance criteria have not been certified as of the date of the table, this column reflects the target number of shares issuable pursuant to these awards; and if the performance criteria have been certified as of the date of the table, this column reflects the earned number of shares issuable pursuant to such awards.
(2)Consists of 374,216 shares attributable to the Omnibus Plans and 44,479 shares attributable to the Amended and Restated 2016 Stock Plan for Non-Employee Directors.
(3)The PSUs, RSUs and DSUs that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price in this column does not take these awards into account.
(4)Consists of the Amended and Restated 2018 Equity Incentive Plan and the Amended and Restated 2016 Stock Plan for Non-Employee Directors (“the Plans”). Note 12 of the Company’s audited consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 provides additional information regarding the Plans and securities issuable upon exercise of options. All currently effective equity compensation plans have been approved by the Company’s stockholders.

OTHER MATTERS
The Company’s management does not currently know of any matters to be presented for consideration at the 2024 Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

STOCKHOLDERS’ PROPOSALS

Stockholders who wish to nominate persons for election to the Board of Directors or propose other matters to be considered at the 2025 Annual Meeting, including under the universal proxy rules, must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated By-Laws and required under Rule 14a-19 under the Exchange Act, no earlier than January 1, 2025 and no later than January 31, 2025. However, if our 2025 annual meeting occurs more than 30 days before or after May 1, 2025, we must receive nominations or proposals not later than the close of business on the tenth day following the day on which notice of the 2025 annual meeting is mailed to stockholders or public announcement of the date of the 2025 annual meeting is made whichever first occurs. Stockholders are advised to review our Second Amended and Restated By-Laws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228.
The requirements for advance notice of stockholder proposals under our Second Amended and Restated By-Laws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated By-Laws and other applicable requirements. December 2, 2024 is the deadline for stockholders to submit proposals to be included in our proxy statement for our 2025 Annual Meeting under Rule 14a-8 under the Exchange Act. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

2024 PROXY STATEMENT 65

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 either now or in the future, please contact your bank, broker, or other nominee.

AVAILABILITY OF FISCAL YEAR 2023 ANNUAL REPORT TO STOCKHOLDERS
The Company will provide without charge to each person whose proxy is solicited, on the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission. Such written request should be directed to Gibraltar Industries, Inc., 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Attention: Katherine E. Bolanowski. Each such request must set forth a good faith representation that, as of March 18, 2024, the person making the request was a beneficial owner of securities entitled to vote at the 2024 Annual Meeting of Stockholders.

We urge you to vote promptly to ensure that your shares are represented at the Annual Meeting.

The accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement are sent by Order of the Board of Directors.

Katherine E. Bolanowski General Counsel, Vice President and Secretary
Buffalo, New York
April 1, 2024

SAFE HARBOR STATEMENTS
Forward-Looking Statements
Certain information set forth in this Proxy Statement, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” "aspires," “expects,” “estimates,” “seeks,” “projects,” “intends,” “plans,” “opportunities,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, the loss of any key customers, adverse effects of inflation, our ability to continue to improve operating margins, our ability to translate our backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to law and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of regulation (including the Department of Commerce's solar panel anti-circumvention investigation, the Auxin Solar challenge to the Presidential waiver of tariffs and the Uyghur Forced Labor Prevention Act), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
The content of our website or the website of other third parties noted herein are not incorporated by reference in this Proxy Statement.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this Proxy Statement, including adjusted net sales, adjusted net income, adjusted earnings per share (Adjusted EPS), days working capital (DWC) and free cash flow, each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with our Processing business, which has been liquidated. Adjusted net income excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and the operating losses generated by our Processing business which has been liquidated. These special charges are excluded since they may not be considered directly related to the Company's ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from Adjusted EPS. ROIC is return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period. DWC is the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2022 and December 31, 2023 divided by the average adjusted net sales (adjusted net sales divided by 360 days). Free cash flow is cash flows from operating activities minus purchase of property, plant, and equipment, net as presented on a GAAP basis. Free cash flow % of adjusted net sales is adjusted net sales divided by free cash flow. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of adjusted measures, DWC and free cash flow provides meaningful supplemental data to investors that are indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the adjusted financial measures reconciliation in the appendix of this Proxy Statement. The adjusted measures in this Proxy Statement should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company's presentation of non-GAAP financial measures should not be construed as an inference that the Company's future results will be unaffected by unusual or non-recurring items.

2024 PROXY STATEMENT 67

APPENDIX A - NON-GAAP MEASUREMENTS
The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with GAAP. Adjusted net sales means the Company's net sales as determined pursuant to GAAP, but excludes net sales associated with portfolio management. Adjusted net income means the Company's net income from continuing operations as determined pursuant to GAAP, but excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs, intangible asset impairment and portfolio management. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from Adjusted EPS. ROIC is return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period. DWC is the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2022 and December 31, 2023 divided by the average daily adjusted net sales (adjusted net sales divided by 360 days). Free cash flow is cash flows from operating activities minus purchase of property, plant, and equipment, net as presented on a GAAP basis. Free cash flow % of adjusted net sales is adjusted net sales divided by free cash flow. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of results excluding these items provides meaningful supplemental data to investors that are indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company's ongoing business operations.
The following summarizes the level of attainment for each financial performance goal during the years ended December 31, (dollar amounts in thousands, except per share data):

Adjusted Net Sales	2023
Net sales, as reported	$1,377,736
Minus: Portfolio management	(4,059)
Net sales, adjusted	$1,373,677

Adjusted EPS	2023	2022
Income from continuing operations per share - diluted, as reported	$3.59	$2.56
Plus: Restructuring charges and senior leadership transition costs	$0.34	$0.26
Plus: Acquisition related items	$0.04	$0.07
Plus: Intangible asset impairment	$0.09	$—
Plus: Portfolio management	$0.05	$0.51
Income from continuing operations per share - diluted, adjusted	$4.11	$3.40

DWC	2023
Average net working capital, adjusted (1)	$223,579
Average daily net sales, adjusted	$3,816
Days working capital (DWC)	58.6

ROIC	2023	2022	2021	2020
Income from continuing operations, as reported	$110,533	$82,406	$74,516	$64,566
Restructuring charges, senior leadership transition costs and intangible asset impairment, after tax	13,489	8,627	13,868	6,461
Acquisition related items, after tax	983	2,108	3,581	—
Portfolio management, after tax	1,535	16,218	—	—
Restructuring costs from discontinued operations, after tax	—	—	—	715
Loss on classification as held for sale, after tax benefit	—	—	—	28,600
Adjusted net income	126,540	109,359	91,965	100,342
Tax effected interest expense	2,222	2,925	1,234	473
Adjusted net income before interest	128,762	112,284	93,199	100,815
Average adjusted invested capital (2)	$852,701	$883,184	$828,216	$573,246
Return on invested capital (ROIC)	15.10%	12.71%	11.30%	17.59%

(1)Average adjusted net working capital represents the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2022 and December 31, 2023.
(2)Average adjusted invested capital represents the 13-month average of total stockholders’ equity adjusted for special charges plus debt, minus cash for the periods ended December 31, 2023, 2022, 2021 and 2020, respectively.

A-1

Free cash flow is cash flows from operating activities minus purchase of property, plant, and equipment, net as presented on a GAAP basis. Free cash flow as a % of adjusted net sales is adjusted net sales divided by free cash flow. In evaluating its business, the Company considers and uses free cash flows and free cash flow as a % of adjusted net sales as a supplemental measure of its operating performance.

The following summarizes free cash flow as a % of adjusted net sales for the year ended December 31, 2023 (dollar amounts in thousands):

Free Cash Flow as a % of Adjusted Net Sales	2023
Net sales, adjusted	$1,373,677
Cash flows from operating activities	218,476
Purchase of property, plant, equipment, net	(13,906)
Free cash flow	$204,570
Free cash flow as % of adjusted net sales	14.9%

A-2

GIBRALTAR

GIBRALTAR INDUSTRIES, INC.
3556 LAKE SHORE ROAD
P.O. BOX 2028
BUFFALO, NY 14219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2024 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31202-P07342

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GIBRALTAR INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of seven directors until the 2025 Annual Meeting of Stockholders

Nominees:	**For**	**Against**	**Abstain**
1a. Mark G. Barberio	☐	☐	☐
1b. William T. Bosway	☐	☐	☐
1c. Gwendolyn G. Mizell	☐	☐	☐
1d. Linda K. Myers	☐	☐	☐
1e. James B. Nish	☐	☐	☐
1f. Atlee Valentine Pope	☐	☐	☐
1g. Manish H. Shah	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory approval of the Company's executive compensation (Say-On-Pay).	☐	☐	☐
3. Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

**If voting by Internet or Phone,
do not return your proxy card.**

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V31203-P07342

**ANNUAL MEETING OF STOCKHOLDERS OF
GIBRALTAR INDUSTRIES, INC.
May 1, 2024
This proxy is solicited by the Board of Directors**

The undersigned hereby appoints WILLIAM T. BOSWAY and TIMOTHY F. MURPHY and each or either of them, attorneys and proxies, with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC., to be held virtually at www.virtualshareholdermeeting.com/ROCK2024, on May 1, 2024, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof and to vote in their judgment upon all other matters that may properly come before such meeting. The undersigned revokes any proxy previously given to vote at such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, which are set forth on the reverse side hereof.

Continued and to be signed on the reverse side.